UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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ALLIANT ENERGY CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Alliant Energy CORPORATION 2025

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Alliant Energy®

Powering Beyond

NOTICE OF 2025 ANNUAL MEETING OF SHAREOWNERS OF ALLIANT ENERGY CORPORATION

DATE:	May 16, 2025
TIME:	9:00 a.m. CDT
www.virtualshareholdermeeting.com/LNT2025

VIRTUAL MEETING ONLY — NO PHYSICAL LOCATION
The virtual Annual Meeting may be accessed at www.virtualshareholdermeeting.com/LNT2025, where you will be able to listen to the meeting live, submit questions and vote online.
AGENDA:
1.    Elect three directors nominated by our Board of Directors to serve on our Board of Directors, for terms expiring at the 2028 Annual Meeting of Shareowners
2.    Approve, on an advisory, non-binding basis, the compensation of our named executive officers
3.    Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025
4.    Act upon a shareowner proposal described in the accompanying Proxy Statement, if properly presented
5.    Attend to any other business properly presented at this meeting
RECORD DATE: March 17, 2025
Shareowners of record of our common stock as of the close of business on March 17, 2025 will be entitled to notice of, and to vote at, the Annual Meeting.
PROXY VOTING: YOUR VOTE IS IMPORTANT. Whether or not you plan to participate in the Annual Meeting, please vote promptly.
You may vote your shares online or by telephone. Instructions for voting are on the enclosed proxy card. If you prefer, you may sign and date the enclosed proxy card and return it in the postage-paid envelope.
PARTICIPATING IN THE ANNUAL MEETING:
The 2025 Annual Meeting of Shareowners will be held exclusively online via live webcast. An audio broadcast of the Annual Meeting will also be available by telephone toll-free at (877) 346-6110. Shareowners of record as of the close of business on March 17, 2025, are entitled to participate in and submit questions in writing before and during the Annual Meeting by visiting  www.virtualshareholdermeeting.com/LNT2025. To participate in the online Annual Meeting, you will need the 16-digit control number included on your proxy card. The Annual Meeting will begin promptly at 9:00 a.m. CDT. Online check-in will begin at 8:45 a.m. CDT. Please allow ample time for the online check-in procedures.
ANNUAL REPORT:
A copy of our Annual Report for the fiscal year ended December 31, 2024 was included with these proxy materials.
Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be held on May 16, 2025. The Alliant Energy Corporation Proxy Statement for the 2025 Annual Meeting of Shareowners and the Annual Report for the fiscal year ended December 31, 2024, are available at www.alliantenergy.com/eproxy.
By Order of the Board of Directors
John O. Larsen
Chairman of the Board

Dated, mailed and made available online on or before April 1, 2025.
In accordance with Securities and Exchange Commission rules, a notice containing instructions on how to access this proxy statement and our annual report online was mailed, starting on or about April 1, 2025, and we provided access to our materials online before that date to certain holders of our common stock on the close of business on the record date.

TABLE OF CONTENTS

PROXY SUMMARY

Proxy Summary

This summary highlights information contained in this Proxy Statement. It is only a summary. Please read the entire Proxy Statement and 2024 Annual Report before you vote.

2025 Annual Meeting of Shareowners

Date and Time: May 16, 2025 at 9:00 a.m. CDT
Record Date: March 17, 2025
Place: www.virtualshareholdermeeting.com/LNT2025

Voting Matters		Board Recommendation	Page
1.	Election of Three Director Nominees	FOR all Director Nominees	1
2.	Advisory Vote to Approve Executive Compensation	FOR	57
3.	Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for 2025	FOR	60
4.	Shareowner Proposal Requesting Third-Party Evaluation of Greenhouse Gas Emissions Reduction Targets	AGAINST	61

Vote your proxy today in one of the following methods:

www.proxyvote.com	(800) 690-6903	Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your proxy card must be received by May 15, 2025. 401(k) participants’ cards must be received by May 13, 2025.
Vote your proxy online until 10:59 p.m. CDT on May 15, 2025. 401(k) participants’ votes must be received by May 13, 2025.	Vote your proxy using a touch-tone telephone until 10:59 p.m. CDT on May 15, 2025. 401(k) participants’ votes must be received by May 13, 2025.
If you vote your proxy online or by telephone, you do NOT need to mail back your proxy card.

See pages 63-67 for directions on voting your proxy and to see how your votes are counted.

ELECTION OF DIRECTORS

Alliant Energy

Board of Directors

SNAPSHOT

Men
55%
Gender diversity
45%
Women

18%
Racial/Ethnic Diversity

Under 60
64%
Average age 59
36%
60 and over

More than 7 years
27%
Average tenure 6.5 years
73%
7 years or less

Key Corporate Governance Practices

- Nine out of eleven directors are independent
- Separate CEO and Chairman positions
- Lead independent director with clearly defined and robust responsibilities
- Executive sessions of independent directors held at each regularly scheduled board meeting
- Annual board and committee self-assessments
- Share ownership guidelines based on total annual retainer
- Majority voting bylaw provision for directors in uncontested elections

ALLIANT ENERGY | 2025 Proxy Statement | 1

ELECTION OF DIRECTORS

Proposal One—ELECTION OF DIRECTORS
At our annual meeting of shareowners (Annual Meeting), three directors will be elected. The nominees are:

N. Joy Falotico	Thomas F. O’Toole	Christie Raymond

Each nominee currently serves on our Board of Directors. If elected as directors, each of Ms. Falotico, Mr. O’Toole and Ms. Raymond will serve until our Annual Meeting of Shareowners in 2028 or until his or her successor has been duly qualified and elected.
The nominees were selected by the Board of Directors on the recommendation of the Nominating and Governance Committee. Mr. Larsen announced his retirement effective at the end of his current term.
The Nominating and Governance Committee is responsible for evaluating nominees for director and director candidates. The Nominating and Governance Committee seeks to maintain a balanced and highly qualified Board by considering a range of perspectives, industry experience, leadership capabilities, functional expertise, and background that align with the Company’s strategic needs. We recognize that a variety of viewpoints, informed by different professional and personal experiences, strengthens governance, enhances decision-making and supports long term value creation. The following charts reflect the skills and qualifications and demographic information that the Board views as important when evaluating director nominees. Each director nominee also contributes other important skills, expertise, experience and personal attributes to the Board that are not reflected in the chart below.

Skills and qualifications	Patrick Allen	Lisa Barton	Ignacio Cortina	Stephanie Cox	Joy Falotico	Michael Garcia	John Larsen	Roger Newport	Thomas O’Toole	Christie Raymond	Carol Sanders
Strategic Leadership	●	●	●	●	●	●	●	●	●	●	●
Financial Acumen/ Literacy	●	●	●	●	●	●	●	●	●	●	●
Operations		●		●	●	●	●	●	●		●
Customer Perspective		●		●	●	●	●	●	●	●	
Public Policy and Regulatory	●	●	●		●	●	●	●			●
Human Capital Management	●	●	●	●	●	●	●	●			●
Risk Management	●	●	●	●	●	●	●	●		●	●
Technology Systems	●	●		●	●	●	●	●	●	●	●
Environmental and Safety	●	●	●	●	●	●	●	●			
Demographics and Board Tenure											
Gender Diversity		●		●	●					●	●
Ethnic Diversity			●			●					
Age (as of April 1, 2025)	60	59	53	56	57	60	61	60	67	55	58
Tenure	14	1	2	2	4	5	6	7	10	1	20

ALLIANT ENERGY | 2025 Proxy Statement | 2

ELECTION OF DIRECTORS
The balance of tenure of our directors promotes experience and stability while also allowing for a broader understanding of the issues that can affect our business. Over the last five years, we have added five new independent directors to our Board. Our more tenured directors provide deep historical perspective of our Company and our industry and provide leadership to the Board. Our newer directors provide fresh perspectives and benefit from the knowledge and experience of our more tenured directors. This optimal combination of experience, subject matter expertise and fresh perspectives ensures that our Board is able to provide oversight and guidance that is innovative, balanced and aligned with the Company’s purpose and strategy.
Our Bylaws set a mandatory retirement age for directors to encourage Board refreshment, providing that a Director may not stand for election at an Annual Meeting of Shareowners after reaching age 70. The Bylaws do not provide any exceptions nor the ability to waive the mandatory retirement age.
In fulfilling its responsibility to identify qualified candidates for membership on the Board of Directors, the Nominating and Governance Committee considers, among other factors, the following attributes of all nominees:
•    Highest personal and professional ethics, integrity and values
•    Highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest
•    Ability to exercise sound business judgment
•    Independence from any particular constituency and/or ability to represent all of our shareowners and commitment to enhance long-term shareowner value
•    Relevant expertise and experience and the ability to offer advice and guidance to our Chief Executive Officer based on that expertise and experience
•    Sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of our business
The Nominating and Governance Committee regularly evaluates the composition of the Board in light of the Company’s strategy and the types of risks and opportunities associated with the strategy. The committee seeks to nominate directors that provide a mix of experience, knowledge and abilities in aggregate that enable the Board to fulfill its responsibilities.
Biographies of the director nominees and continuing directors follow. The biographies list the key qualifications, skills and experience of each director nominee and continuing director that led to the Board’s conclusion that the person should serve. Each nominee and continuing director’s age is as of April 1, 2025.
Directors will be elected by a majority of the votes cast at the meeting assuming a quorum is present. Any shares not voted at the meeting, including abstentions and broker non-votes, will not be counted as votes cast. The proxies solicited may be voted for a substitute nominee or nominees if any of the nominees is unable to serve, or for good reason will not serve, a contingency the Board of Directors does not currently anticipate.
Alliant Energy Corporation (Alliant Energy) is a public utility holding company whose wholly-owned regulated utility subsidiaries are Interstate Power and Light Company (IPL) and Wisconsin Power and Light Company (WPL). The members of our Board of Directors are identical to the members of the Boards of Directors of IPL and WPL. References to Company throughout this Proxy Statement refer to all three companies unless otherwise indicated.
Additional information regarding the selection process for members of the Board of Directors can be found starting on page 16.

☑	The Board of Directors recommends a vote FOR the nominees for director.

ALLIANT ENERGY | 2025 Proxy Statement | 3

ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR

Summary: Ms. Falotico brings to our Board more than 33 years’ experience across a diverse set of areas including business leadership, corporate governance, strategic planning, regulatory banking, marketing and sales, enterprise risk management, global operations and business transformations. Ms. Falotico served as President of Lincoln Motor Company from March 2018 until she retired in December 2022. She also served as Ford Motor Company’s Chief Marketing Officer from March 2018 until January 2021 and was a Group Vice President of Ford Motor Company since 2016. Ms. Falotico was named an Executive Vice President of Ford Motor Credit Company, a leading global automotive financial services provider, in 2012. In 2016 she was named Chief Operating Officer and moved rapidly into the role of Chair and CEO, serving as CEO until 2018 and Chair until 2019. She served as a Director of Ford Motor Credit Company until 2022. Ms. Falotico serves as a Director of Lineage, Inc., a global temperature-controlled warehouse REIT that became publicly traded in 2024 and has been nominated to serve on the Board of Directors of Lincoln Electric Holdings, Inc., a worldwide broad-line manufacturer of welding, cutting and brazing products. She has been a Director of IPL and WPL since 2021.

Skills and Qualifications: strategic leadership; financial acumen/literacy; operations; customer perspective; public policy and regulatory; human capital management; risk management; technology systems; environmental and safety.

N. Joy Falotico Age: 57 Director since: 2021 Nominated for a term expiring in: 2028 Committee memberships: • Audit (Chair) • Executive • Operations

Summary: Mr. O’Toole brings to our Board his strong experience in revenue strategy, customer strategy, data-driven business and digital commerce. Since 2023, Mr. O’Toole has been Associate Dean, Executive Programs and Clinical Professor of Marketing at the Kellogg School of Management of Northwestern University. From 2020 to 2023, Mr. O'Toole was Associate Dean, Executive Education and Clinical Professor of Marketing at Kellogg. From 2018 to 2020, Mr. O’Toole was the Executive Director of the Program for Data Analytics and Clinical Professor of Marketing and from 2016 to 2018, he was Senior Fellow and Clinical Professor of Marketing at Kellogg. He is the principal of O’Toole Associates, LLC, through which he serves as a Senior Advisor with McKinsey & Co., a global management consulting firm. Until his retirement in late 2016, Mr. O’Toole was Chief Marketing Officer and Senior Vice President of United Airlines and President, MileagePlus of United Continental Holdings, Inc., a global air carrier. He joined United in 2010 as Chief Marketing Officer and Senior Vice President and held positions with United as Senior Vice President, Marketing and Loyalty and President, MileagePlus, Chief Operating Officer, MileagePlus, and Chief Marketing Officer. Before joining United, Mr. O’Toole held leadership roles for over 13 years with Hyatt Hotels Corporation, including as Chief Marketing Officer and Chief Information Officer. He served on the Boards of Directors of LSC Communications, Inc., a print, print-related services and office products company, until 2021, and Extended Stay America Inc., a hotel owner and operator, until 2021. He has served as a Director of IPL and WPL since 2015.

Skills and Qualifications: strategic leadership; financial acumen/literacy; operations; customer perspective; technology systems.

Thomas F. O’Toole Age: 67 Director since: 2015 Nominated for a term expiring in: 2028 Committee memberships: • Audit • Nominating and Governance
ALLIANT ENERGY | 2025 Proxy Statement | 4

ELECTION OF DIRECTORS

Summary: Ms. Raymond brings extensive customer-focused marketing experience to our Board. Ms. Raymond has served as Senior Executive Vice President and Chief Marketing Officer at Kohl’s, a leading retailer, since August 2022. In her current role, she is responsible for Kohl’s marketing and customer service organizations, including the overall marketing strategy, brand and creative, media and personalization, credit and loyalty, customer insights and analytics, corporate communications, and philanthropic efforts. Prior to her current role, she was Executive Vice President Customer Engagement, Analytics & Insights from June 2020 to August 2022 and Senior Vice President, Media and Personalization from October 2017 to June 2020 at Kohl’s. Prior to joining Kohl’s, Ms. Raymond served in marketing, new business, and strategic planning leadership roles at The Walt Disney Company, where she had extensive experience with customer analytics and digital marketing, and Aspen Club Technologies. She has been a director of IPL and WPL since 2024.

Skills and Qualifications: strategic leadership; financial acumen/literacy; customer perspective; risk management; technology systems.

Christie Raymond Age: 55 Director since: 2024 Nominated for a term expiring in: 2028 Committee memberships: • Audit • Compensation and Personnel
CONTINUING DIRECTORS

Summary: Mr. Allen brings to our Board extensive experience in financial leadership. Mr. Allen served as Chief Financial Officer at Collins Aerospace since 2018 prior to retiring in 2020. He served as Senior Vice President and Chief Financial Officer at Rockwell Collins, Inc. in Cedar Rapids, Iowa, leading the company’s finance activities, including financial planning, accounting, treasury, audit, and tax from 2005 to 2018. Mr. Allen previously served in various financial officer positions at Rockwell Collins and its subsidiaries since 2001. Before joining Rockwell Collins, he served in various roles at Rockwell International, including Vice President and Treasurer, Vice President of Financial Planning, and Assistant Controller. Prior to that, he worked as an auditor at Deloitte & Touche and has passed the certified public accountancy examination. Mr. Allen has served on the Board of Triumph Group, Inc., an aerospace company, since 2023. Mr. Allen has been a Director of IPL and WPL since 2011.

Skills and Qualifications: strategic leadership; financial acumen/literacy; public policy and regulatory; human capital management; risk management; technology systems; environmental and safety.

Patrick E. Allen Age: 60 Director since: 2011 Term expires in: 2026 Committee memberships: • Compensation and Personnel (Chair) • Executive • Nominating and Governance

Summary: Ms. Barton brings extensive knowledge of the utility industry to the Board. Ms. Barton has served as President and Chief Executive Officer of Alliant Energy since January 2024. She has served as Chief Executive Officer of IPL and WPL since February 2023. She previously was President and Chief Operating Officer of Alliant Energy from February 2023 to January 2024. Prior to joining Alliant Energy, Ms. Barton served as Executive Vice President and Chief Operating Officer of American Electric Power Company, Inc. (AEP) from January 2021 to November 2022, Executive Vice President — Utilities of AEP from January 2020 to December 2020, and Executive Vice President — Transmission of AEP from 2011 to 2019. Ms. Barton has served on the Board of Directors of Commercial Metals Company, a manufacturer, recycler and marketer of steel and metal products, since 2020. She has been a Director of IPL and WPL since 2024.

Skills and Qualifications: strategic leadership; financial acumen/literacy; operations; customer perspective; public policy and regulatory; human capital management; risk management; technology systems; environmental and safety.

Lisa M. Barton Age: 59 Director since: 2024 Term expires in: 2027 Committee memberships: • Equity Awards
ALLIANT ENERGY | 2025 Proxy Statement | 5

ELECTION OF DIRECTORS

Summary: Mr. Cortina brings to the Board extensive experience in public policy, compliance, corporate governance, environmental and legal matters. Mr. Cortina has been Executive Vice President, Chief Legal and Administrative Officer of Oshkosh Corporation, a leading innovator of mission-critical vehicles and essential equipment, since November 2024. From February 2023 until November 2024, Mr. Cortina served as Executive Vice President, Chief Legal Officer and Secretary. He previously served as Executive Vice President, General Counsel and Secretary from 2016 to 2023. He has held various roles of increasing responsibility since joining Oshkosh Corporation in 2003. He has been a Director of IPL and WPL since 2023.

Skills and Qualifications: strategic leadership; financial acumen/literacy; public policy and regulatory; human capital management; risk management; environmental and safety.

Ignacio A. Cortina Age: 53 Director since: 2023 Term expires in: 2026 Committee memberships: • Compensation and Personnel •Operations

Summary: Ms. Cox brings to our Board more than 30 years of experience in the energy sector leading strategic planning, P&L management, human resources, manufacturing, supply chain and other functional roles for global organizations. Ms. Cox served as Executive President of Operations at John Wood Group PLC (Wood), a global leader in consulting and engineering in energy and materials markets, from October 2020 through July 2022. She also served as Wood’s Chief Executive Officer of Asset Solutions for the Americas from October 2019 to October 2020. Prior to joining Wood, Ms. Cox held multiple executive leadership roles with Schlumberger Limited (SLB), a global technology company that drives energy innovation for a balanced planet, spanning a 28-year career, including President, North America Land Drilling; Vice President, Human Resources; President, North America; President, Asia; and leadership positions overseeing IT, Human Resources, Manufacturing and Supply Chain. Ms. Cox is the founder of Blue Sky Ambition, an executive coaching and leadership training company founded in 2024. Ms. Cox has served on the Board of Directors of Technip Energies, N.V., an engineering and technology company for the energy transition with shares listed on Euronext Paris, since 2023. She has served as a Director of IPL and WPL since 2023.

Skills and Qualifications: strategic leadership; financial acumen/literacy; operations; customer perspective; human capital management; risk management; technology systems; environmental and safety.

Stephanie L. Cox Age: 56 Director since: 2023 Term expires in: 2027 Committee memberships: • Compensation and Personnel • Operations

Summary: Mr. Garcia brings to our Board extensive operational leadership in heavy industrial industries. Mr. Garcia has been the Chief Executive Officer with Algoma Steel Group Inc., since June 2022. Mr. Garcia was President of the Pulp and Paper Division of Domtar Corporation from April 2014 to January 2021. Prior to joining Domtar, Mr. Garcia was the Chief Executive Officer at EVRAZ Highveld Steel & Vanadium Co., in South Africa. Mr. Garcia has more than 25 years of international management experience in paper, steel, and aluminum manufacturing and marketing. Mr. Garcia has served on the Board of Directors of Algoma Steel Group Inc. since June 2022. He has been a Director of IPL and WPL since 2020.

Skills and Qualifications: strategic leadership; financial acumen/literacy; operations; customer perspective; public policy and regulatory; human capital management; risk management; technology systems; environmental and safety.

Michael D. Garcia Age: 60 Director since: 2020 Term expires in: 2026 Committee memberships: • Executive • Nominating and Governance • Operations (Chair)
ALLIANT ENERGY | 2025 Proxy Statement | 6

ELECTION OF DIRECTORS

Summary: Mr. Newport brings to our Board broad experience and leadership in finance and operations of a manufacturing company. He served as Chief Executive Officer and a Director of AK Steel Holding Corporation from January 2016 until March 2020, when he retired in connection with the acquisition of AK Steel by Cleveland-Cliffs Inc. Prior to that, Mr. Newport served at AK Steel Holding Corporation as Executive Vice President, Finance and Chief Financial Officer since May 2015, as Senior Vice President, Finance and Chief Financial Officer since May 2014, and as Vice President, Finance and Chief Financial Officer since May 2012. Prior to that, Mr. Newport served in a variety of other leadership positions since joining AK Steel in 1985, including Vice President-Business Planning and Development, Controller and Chief Accounting Officer, Assistant Treasurer, Investor Relations, Manager-Financial Planning and Analysis and Product Manager. Mr. Newport has served on the Board of American Financial Group, Inc., an insurance holding company, since 2024. He has been a Director of IPL and WPL since 2018.

Skills and Qualifications: strategic leadership; financial acumen/literacy; operations; customer perspective; public policy and regulatory; human capital management; risk management; technology systems; environmental and safety.

Roger K. Newport Age: 60 Director since: 2018 Term expires in: 2027 Committee memberships: • Compensation and Personnel • Operations

Summary: Ms. Sanders is our Lead Independent Director and brings valuable leadership and insights as an experienced leader of our Board. Ms. Sanders has been the President of Carol P. Sanders Consulting LLC since 2015, a business consulting firm serving insurance and technology clients. She served as the Executive Vice President, Chief Financial Officer and Treasurer of Sentry Insurance, a Mutual Company, located in Stevens Point, Wisconsin from 2013 to 2015. Previously, she served as the Executive Vice President and Chief Operating Officer, Senior Vice President, Chief Financial Officer and Treasurer, and Chief Financial Officer of Jewelers Mutual Insurance Company. Before that, Ms. Sanders served as Controller and Assistant Treasurer of Sentry Insurance. She has served on the Board of Directors of RenaissanceRE Holdings Ltd., a global provider of reinsurance and insurance since 2016, and served on the Board of First Business Financial Services, Inc., a Wisconsin-based bank holding company from 2016 to 2024. She has served as a Director of IPL and WPL since 2005.

Skills and Qualifications: strategic leadership; financial acumen/literacy; operations; public policy and regulatory; human capital management; risk management; technology systems.

Carol P. Sanders Age: 58 Director since: 2005 Term expires in: 2027 Lead Independent Director Committee memberships: • Audit • Executive • Nominating and Governance (Chair)
ALLIANT ENERGY | 2025 Proxy Statement | 7

ELECTION OF DIRECTORS
RETIRING DIRECTOR

Summary: Mr. Larsen brings to our Board an extensive knowledge of the utility business and his tenure with the Company in strategic leadership positions. He has served as Chairman of the Boards of Alliant Energy, IPL and WPL since January 1, 2025. He served as Executive Chairman of Alliant Energy, IPL and WPL from January 2024 to December 2024. He served as Chairman and Chief Executive Officer of Alliant Energy from February 2023 to January 2024 and Chairman, President and Chief Executive Officer from July 2019 to February 2023. He served as Chairman of the Board of IPL and WPL from February 2023 to January 2024 and as Chief Executive Officer of IPL and WPL from January 2019 to February 2023. Mr. Larsen previously served as President and Chief Operating Officer, President and Senior Vice President of Alliant Energy, Senior Vice President of IPL and President of WPL. Mr. Larsen joined Alliant Energy in 1988 as an engineer and held engineering, energy delivery and generation roles of increasing importance with the Company. He has been a Director of IPL and WPL since 2019.

Skills and Qualifications: strategic leadership; financial acumen/literacy; operations; customer perspective; public policy and regulatory; human capital management; risk management; technology systems; environmental and safety.

John O. Larsen Age: 61 Director since: 2019 Retiring at end of his term in 2025 Chairman of the Board Committee memberships: • Executive (non-voting Chair)

ALLIANT ENERGY | 2025 Proxy Statement | 8

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Corporate Purpose and Values
Our purpose at Alliant Energy is to serve customers and build strong communities. Our purpose, supported by our values, is the foundation of our culture, guides our actions, and describes how we accomplish our strategy.

Our Purpose:

To serve customers and build strong communities

Live safety. Everyone. Always.

Our first priority is that nobody gets hurt.

Do the right thing.

We keep our promises and conduct our business openly and honestly.

Care for others.

Together we create a workplace where people feel like they belong and can use their unique backgrounds, talents and perspectives to their fullest potential.

Make things better.

We partner with our customers and communities to solve problems, create opportunities and help make life better.

Act for tomorrow.

We use resources wisely, care for the environment and continuously improve ourselves and our company.

Think beyond. Be bold.

We create and embrace change, innovate beyond current practices and use our curiosity to find new solutions.

Ethical and Legal Compliance Policy
Our Board of Directors has adopted a Code of Conduct that serves as our code of ethics. We created our Code of Conduct to define our standards for workplace behavior and to provide guidance on what to do in difficult situations and gray areas. These guidelines apply to all employees, at every level, including our Chief Executive Officer (CEO), Chief Financial Officer (CFO), and Chief Accounting Officer, as well as the members of our Board of Directors. The expectations laid out in the Code of Conduct are quite simple: make good choices and live our values. Our Code of Conduct is posted at www.alliantenergy.com/investors under the Governance tab. To comply with the disclosure requirements under Item 5.05 of Form 8-K, we will post any new amendments, other than technical, administrative, or other non-substantive amendments, to, or waivers from our Code of Conduct granted to our CEO, CFO, or Chief Accounting Officer on that website throughout the year.
In addition, we have an insider trading policy that applies to directors, officers, and employees. We also follow procedures that apply to purchases and sales of securities by the Company. We believe our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to Alliant Energy. A copy of our insider trading policy was filed as Exhibit 19 to the Annual Report on Form 10-K for the year ended December 31, 2024.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that outline how directors can represent investor interests and oversee how the Company fulfills its purpose. The Corporate Governance Guidelines, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. Our Corporate Governance Guidelines are posted at www.alliantenergy.com/investors under the Governance tab.
Director Independence
Our Corporate Governance Guidelines provide that at least 75% of the members of the Board of Directors must be independent directors under the applicable rules of The Nasdaq Stock Market LLC (Nasdaq). The Audit, Compensation and Personnel, and Nominating and Governance Committees must be composed only of independent directors.
The Board of Directors evaluates directors’ independence under the applicable Nasdaq rules, including the categorical standards of independence provided by Nasdaq rules. The Board of Directors also considers certain other factors to determine a director’s independence.
The Board of Directors adopted resolutions that affirm that each of Mr. Allen, Mr. Cortina, Ms. Cox, Ms. Falotico, Mr. Garcia, Mr. Newport, Mr. O’Toole, Ms. Raymond, and Ms. Sanders, has no material relationship with the Company that would impair his or her independent judgment as a director and, therefore, is independent in accordance with Nasdaq rules.
Majority Voting in Uncontested Director Elections
Under our Bylaws, if a director nominee in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) receives more AGAINST votes than FOR votes, the director nominee is required to offer his or her resignation to the Chair of the Board of Directors following certification of the shareowner vote. The Nominating and Governance Committee will consider such resignation and make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation and all other factors deemed relevant, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days
ALLIANT ENERGY | 2025 Proxy Statement | 9

CORPORATE GOVERNANCE
from the date of final certification of the shareowner vote. The director who has tendered a resignation pursuant to this provision will not participate in the Nominating and Governance Committee’s or the Board’s deliberations or decision with respect to the tendered resignation.
Attendance and Performance Evaluations
Our Board of Directors held seven joint (Alliant Energy, IPL and WPL) Board meetings in 2024. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and Board committees on which he or she served during his or her tenure on the Board.
The Board of Directors and each Board committee conduct performance evaluations annually to determine their effectiveness and suggest improvements. In addition, the Compensation and Personnel Committee evaluates the performance of the CEO on an annual basis.
Members of our Board of Directors are expected to attend our Annual Meeting of Shareowners. All members of our Board of Directors at the time of the 2024 Annual Meeting were present for the 2024 Annual Meeting.
Related-Person Transactions
We have adopted a written policy regarding related-person transactions. The policy provides that we will annually disclose information regarding related-person transactions as required by regulations of the SEC to be disclosed, or incorporated by reference, in our Annual Report on Form 10-K. For purposes of the policy “related-person” means any of our directors or executive officers, nominees for director and any member of the immediate family of such person.
A related-person transaction is generally a transaction in which: (1) we are a participant; (2) the amount involved exceeds $120,000; and (3) a related-person has a direct or indirect material interest. A related-person transaction does not include:
•    The payment of compensation by us to our executive officers, directors or nominees for director
•    A transaction in which the interest of the related-person arises solely from the ownership of our shares and all shareowners receive the same benefit on a pro-rata basis
•    A transaction in which the rates or charges involved are determined by competitive bids, or that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed and in conformity with law or governmental authority
•    A transaction that involves services as a bank, transfer agent, registrar, trustee under a trust indenture, or similar services
Furthermore, a related-person is not deemed to have a material interest in a transaction if the person’s interest arises only:
•From the person’s position as a director of another party to the transaction
•From the ownership by such person and all other related-persons, in the aggregate, of less than a 10% equity interest in another entity (other than a partnership) that is a party to the transaction
•From such person’s position as a limited partner in a partnership in which such person and other related-persons have an interest of less than 10%, and the person is not a general partner of, and does not hold another position in, the partnership
•From both such director position and ownership interest
Pursuant to the policy, each of our executive officers, directors and nominees for director is required to disclose to the Nominating and Governance Committee certain information regarding related-person transactions for review, approval or ratification by the committee. If possible, they should disclose the related-person transaction to the committee before the related-person transaction occurs. In any event, they must disclose the transaction as soon as practicable after the transaction is effected or they become aware of it.
The Nominating and Governance Committee will decide whether to approve or ratify the related-person transaction based on whether the transaction is contrary to the best interests of the Company. The committee may take into account the effect of a director’s related-person transaction on such person’s status as an independent member of our Board of Directors and eligibility to serve on Board committees under Securities and Exchange Commission (SEC) and Nasdaq rules.
We had no related-person transactions since the beginning of 2024, and no related-person transactions are currently proposed.
Risk Oversight
Our Corporate Governance Guidelines provide that the Board of Directors is responsible for overseeing and understanding our purpose, vision and mission, strategic plans, overall corporate risk profile, risk parameters, annual operating plans and annual budgets, and for monitoring whether these plans are being implemented effectively. We utilize an enterprise risk management (ERM) program, which is designed to identify, assess, communicate and manage material risks in a structured framework. Under the ERM program, management periodically reviews an extensive risk inventory and assigns values and rankings to identify key risks, and identifies mitigation strategies for key risks. The Audit Committee oversees the ERM program. Risks identified under the ERM program are overseen by the Board or a designated Board committee and certain members of management, and internal audit assessments of such risks are periodically completed as needed. In addition, the Executive Review and Risk Committee, composed of senior executives, reviews business, financial, reputational, and operational risks that may be material to the Company, as well as processes to control, mitigate and monitor the risks, including risks identified through the ERM program.
The process assigns oversight of certain risks to the Board of Directors or certain Board committees. Significant operational risks are the subject of regularly scheduled reports to the full Board of Directors or the appropriate Board committee. Certain risks covered in 2024 are as follows.

ALLIANT ENERGY | 2025 Proxy Statement | 10

CORPORATE GOVERNANCE

Board of Directors Cybersecurity Regulatory	Nominating and Governance Committee Corporate Governance Corporate Environmental and Social Responsibility	Compensation and Personnel Committee Compensation Workforce Corporate Culture
Audit Committee Financial Performance and Reporting Compliance Liquidity	Operations Committee Safety Environmental Compliance Customer Satisfaction Large Construction Operations Physical Security Price and Volume of Commodities, Materials and Supplies Catastrophic Events
The Compensation and Personnel Committee conducted an assessment of our compensation policies and practices in 2024. The result of this assessment is described in further detail under “Compensation and Personnel Committee Risk Assessment” in the Compensation Discussion and Analysis.
Corporate Responsibility and Governance Oversight
We recognize the importance that corporate responsibility and governance have on our operations. These matters are represented by our Company purpose and values. The Nominating and Governance Committee is responsible for general oversight of these issues, including review and approval of our annual Corporate Responsibility Report. The committee oversees the Company’s progress on important corporate responsibility topics, which include a broad range of issues handled by various committees. The Board of Directors and Board committees covered corporate responsibility matters in 2024 as follows.

Board of Directors Purpose, Mission and Strategy Cyber and Physical Security Public Policy Engagement
Nominating and Governance Committee

Corporate Responsibility and Governance Oversight
Board and Management Quality
Board Structure
Ownership and Shareowner Rights
Corporate Responsibility Report
Political Engagement
Compensation and Personnel Committee Remuneration and Performance Metrics Workforce Environment Corporate Culture Workforce Development
Audit Committee Audit and Financial Reporting Enterprise Risk Management Code of Conduct Conflict of Interest Business Ethics
Operations Committee

Climate Change Risks
Greenhouse Gas Emissions
Water Management
Energy Portfolio Diversity
Emissions and Waste
Community Relations
Customer Engagement
Safety and Health
Supply Chain
Energy Reliability and Resiliency

Shareowner Outreach
In 2024, we reached out to holders of approximately 55% of our outstanding shares, and held discussions with those who agreed to meet. Our outreach meetings generally included discussions about governance, executive compensation, sustainability, public policy impacts on our strategy, future generation plans to accommodate expected growth and board risk oversight. The Lead Independent Director, CEO, Treasurer, and members of the Environmental Services & Corporate Sustainability, Corporate Secretary, Human Resources, Legal and Investor Relations departments participated in these discussions. Shareowner feedback and suggestions that we received were reported to the Board of Directors or relevant Board committee for consideration.
In addition, our top managers, including the CEO and CFO, regularly participate in investor and industry conferences throughout the year to discuss performance and share perspectives on Company and industry developments. We also offer channels for shareowners to contact the Board of Directors with any inquiry or issue.
Communication with Directors
Shareowners and other interested parties may communicate with the full Board of Directors, non-employee directors as a group, or individual directors (including the Lead Independent Director) by writing to our Corporate Secretary, who will post such communication directly to our Board of Directors’ confidential web portal.
ALLIANT ENERGY | 2025 Proxy Statement | 11

CORPORATE GOVERNANCE
Board of Directors Leadership Structure
Our Bylaws and our Corporate Governance Guidelines provide that the Board of Directors is responsible for selecting a Chair of the Board of Directors and a CEO. The Board of Directors regularly reviews the leadership structure considering a variety of factors to implement an approach it believes is in the best interests of the Company, its customers and its shareowners. The Board of Directors recognizes that, depending on the specific characteristics and circumstances of the Company, other Board leadership structures might also be appropriate.
Leadership Structure Prior to the 2025 Annual Meeting
As part of the Company’s recent CEO succession planning process, the Board determined that having Mr. Larsen serve as Executive Chairman and Chairman of the Board and Ms. Barton serve as President and CEO provided the optimal leadership structure while Ms. Barton transitioned into the role of CEO. Mr Larsen retired as an employee of the Company on December 31, 2024. The Board determined that his leadership was still valuable to the Board and the Company, and designated him non-employee Chairman of the Board effective January 1, 2025. This structure leverages Mr. Larsen’s company and industry knowledge to provide valued leadership to the Board and continued support to the CEO transition. Separating the CEO role allows Ms. Barton to focus on leading all aspects of the Company’s strategy development and execution, including operational, financial, regulatory, and workforce matters.
The Board continues to have a strong Lead Independent Director. As the Chair of the Nominating and Governance Committee, Ms. Sanders is currently designated as the Lead Independent Director. The Lead Independent Director is recognized by management and the Board of Directors as a key position of leadership within the Board of Directors. Our Corporate Governance Guidelines provide that the Lead Independent Director will preside at regular executive sessions of the Board of Directors.
Leadership Structure After the 2025 Annual Meeting
On March 7, 2025, Mr. Larsen informed the Board of Directors that he plans to retire from the Board and from his position as Chairman of the Board when his term expires after the Annual Meeting. The Board designated Mr. Allen as an independent Board Chair effective after the 2025 Annual Meeting. He will execute all of the duties designated to the Board Chair in our bylaws and Corporate Governance Guidelines and provide strong independent leadership and oversight to the Board. The Board determined that having an independent Board Chair was prudent as part of the continued leadership transition process. In her role as President and CEO, Ms. Barton will continue to focus on leading all aspects of the Company’s strategy development and execution as we navigate changes occurring in the industry.
Since the Board Chair will be an independent director, according to our Corporate Governance Guidelines, we will no longer have a lead independent director following the Annual Meeting.
Other Board Service
Our Corporate Governance Guidelines provide that a director who is expected to be elected or appointed to an additional board of directors of a public company shall provide notice to the Board Chair and Lead Independent Director prior to accepting such additional directorship. This requirement allows the Board Chair and Lead Independent Director to evaluate for any potential conflicts, whether the directors will continue to have sufficient time available to devote to the activities of the Board of Directors, and any other considerations related to fulfilling their responsibilities to our shareowners.
Executive Sessions
The independent directors meet in executive session with no member of our management present at every regular meeting of the Board of Directors.
ALLIANT ENERGY | 2025 Proxy Statement | 12

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has five standing committees: (1) Audit; (2) Compensation and Personnel; (3) Nominating and Governance; (4) Operations; and (5) Executive. The Board of Directors has adopted formal written charters for each of the standing committees, which are posted at www.alliantenergy.com/investors under the Governance tab. The Board of Directors also has established an Equity Awards Committee, which has the authority to approve certain limited equity issuances to employees other than executive officers. Directors serve on the following standing committees:

	Audit	Compensation and Personnel	Nominating and Governance	Operations	Executive
Patrick E. Allen		C	✓		✓
Lisa M. Barton
Ignacio A. Cortina		✓		✓
Stephanie L. Cox		✓		✓
N. Joy Falotico	C			✓	✓
Michael D. Garcia			✓	C	✓
John O. Larsen					C*
Roger K. Newport		✓		✓
Thomas F. O’Toole	✓		✓
Christie Raymond	✓	✓
Carol P. Sanders	✓		C		✓

C = Committee Chair        C* = Non-Voting Committee Chair        ✓= Member

Each committee is described below. The committees of our Board of Directors, including the composition and independence of the committees, are identical to the committees of the Board of Directors of IPL and WPL. The term “joint meetings” in the following descriptions refers to meetings of the Company, IPL and WPL. Except as otherwise noted, all meetings were held jointly.
ALLIANT ENERGY | 2025 Proxy Statement | 13

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee
Members	N. Joy Falotico, Chair Thomas F. O’Toole Christie Raymond Carol P. Sanders
Independence and Financial Expertise
All members are independent as required by applicable SEC and Nasdaq rules.
The Board of Directors has determined that Ms. Falotico and Ms. Sanders are audit committee financial experts and all committee members are financially sophisticated within the meaning of Nasdaq rules.

Meetings	The committee held six meetings in 2024.
Charter	The committee charter is posted at www.alliantenergy.com/investors under the Governance tab.
Responsibilities	The primary responsibilities of the Audit Committee are:
	•	Engaging and overseeing the Company’s independent auditors (taking into account the vote on shareowner ratification), considering the qualifications, performance and independence of the independent auditors, periodically reviewing and evaluating the lead audit partner of the independent auditors and periodically considering whether to rotate the independent auditors
	•	Pre-approving all audit engagement services and permitted non-audit services to be performed by the independent auditors
	•	Reporting to the Board of Directors on the quality and integrity of the Company’s financial statements and its related internal controls over financial reporting, and reviewing with management and the independent auditors: (1) the Company’s annual and quarterly financial statements and other financial disclosures, including earnings press releases and earnings guidance; and (2) major issues as to the adequacy of the Company’s internal control over financial reporting
	•	Reviewing with the independent auditors and the Company’s internal auditors the overall scope and plans for their respective audits
	•	Preparing the Report of the Audit Committee for inclusion in the Company’s proxy statement
	•	Reviewing and assessing the guidelines and policies governing the Company’s risk management processes, the Company’s major financial risk exposures and actions taken to monitor and control such risk exposures
	•	Overseeing compliance and ethical standards adopted by the Company
	•	Reviewing the status of the Company’s compliance with laws, regulations and internal procedures, and monitoring contingent liabilities and risks that may be material to the Company
	•	Establishing procedures for the Company to receive, retain and respond to the confidential, anonymous submission of concerns regarding accounting and auditing matters or other federal securities law matters
Additional information on oversight roles and responsibilities of the Audit Committee is provided on page 11.
ALLIANT ENERGY | 2025 Proxy Statement | 14

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Compensation and Personnel Committee
Members	Patrick E. Allen, Chair Ignacio A. Cortina Stephanie L. Cox Roger K. Newport Christie Raymond
Independence	All members are independent as required by applicable SEC and Nasdaq rules.
Meetings	The committee held five meetings in 2024.
Charter	The committee charter is posted at www.alliantenergy.com/investors under the Governance tab.
Responsibilities	The primary responsibilities of the Compensation and Personnel Committee are:
	•	Overseeing compensation philosophy and policies relating to compensation of the Company’s executive officers
	•	Setting corporate goals and objectives relevant to CEO and executive compensation and evaluating the CEO’s performance compared to those goals
	•	Determining and approving the CEO’s compensation and benefits based on the CEO’s performance
	•	Reviewing and approving the compensation of the other executive officers
	•	Reviewing and approving stock ownership guidelines
	•	Overseeing the general health of the Company’s working environment and how the Company is addressing any related trends
	•	Reviewing the Compensation Discussion and Analysis and producing a Compensation and Personnel Committee Report for inclusion in the Company’s proxy statement
	•	Evaluating its relationship with any compensation consultant for any conflicts of interest and assessing the independence of any of its legal, compensation or other external advisors
Additional information on the roles and responsibilities of the Compensation and Personnel Committee is provided on page 11 and in the Compensation Discussion and Analysis beginning on page 22.
Compensation Advisor
The Compensation and Personnel Committee has engaged Pay Governance LLC as its independent external advisor to analyze the competitive level of executive compensation and provide information regarding executive compensation trends. The committee reviewed its relationship with Pay Governance and considered Pay Governance’s independence and the existence of potential conflicts of interest. The committee determined that the engagement of Pay Governance did not raise any conflict of interest or other issues that would adversely impact Pay Governance’s independence. In reaching this conclusion, the committee considered various factors, including:
•Whether Pay Governance and its advisors provide other services to us
•The amount of fees we pay to Pay Governance as a percentage of Pay Governance’s total revenues
•The policies and procedures that Pay Governance has implemented to prevent conflicts of interest
•Any business or personal relationship of an individual Pay Governance advisor working with us or with a member of the committee
•Any of our stock owned by the individual Pay Governance advisor working with us
•Any business or personal relationships between our executive officers and Pay Governance or the Pay Governance advisor working with us
Delegation
The Board of Directors has delegated to the Equity Awards Committee the authority to approve certain limited equity issuances to employees other than executive officers. Ms. Barton is the sole member of this committee.
Compensation and Personnel Committee Interlocks and Insider Participation
No person who served as a member of the Compensation and Personnel Committee during 2024: (a) served as one of our officers or employees or (b) has any relationship requiring disclosure as a related-person transaction under Item 404 of the SEC Regulation S-K. None of our executive officers serves as a member of the Board of Directors or compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or our Compensation and Personnel Committee.

ALLIANT ENERGY | 2025 Proxy Statement | 15

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Nominating and Governance Committee
Members	Carol P. Sanders, Chair Patrick E. Allen Michael D. Garcia Thomas F. O’Toole
Independence	All members are independent as required by applicable SEC and Nasdaq rules.
Meetings	The committee held seven meetings in 2024.
Charter	The committee charter is posted at www.alliantenergy.com/investors under the Governance tab.
Responsibilities	The primary responsibilities of the Nominating and Governance Committee are:
	•	Developing criteria and qualifications, including independence standards, for selecting director candidates and identifying qualified candidates for membership on the Board of Directors and Board committees
	•	Making recommendations to the Board of Directors concerning the composition, size, structure and activities of the Board of Directors and Board committees
	•	Assessing and reporting to the Board of Directors on the performance and effectiveness of the Board of Directors and Board committees
	•	Ensuring that directors receive continuing director education
	•	Reviewing and determining whether to approve or ratify any related-person transactions
	•	Reviewing and making recommendations to the Board of Directors with respect to director compensation and benefits
	•	Developing and recommending to the Board of Directors updates to our Corporate Governance Guidelines and other corporate governance policies and practices
	•	Overseeing corporate responsibility initiatives, including approving the Corporate Responsibility Report
	•	Overseeing the political engagement activity of the Company
	•	Reviewing and making recommendations to the Board regarding shareowner proposals, working with other committees as appropriate
	•	Reviewing and recommending to the Board of Directors succession plans for the Company’s CEO
Additional information on oversight roles and responsibilities of the Nominating and Governance Committee is provided on page 11.
The Nominating and Governance Committee is responsible for evaluating nominees for director and director candidates. The considerations used by the committee to identify qualified candidates for membership on the Board are described starting on page 2.
In addition, the Nominating and Governance Committee maintains a file of potential director nominees, which is reviewed when we search for a new director. The committee has also engaged a national consulting firm to perform searches for director candidates who meet the current needs of the Board.
The Nominating and Governance Committee will consider recommendations for director nominees made by shareowners and evaluate them using the same criteria as for other candidates. Recommendations received from shareowners are reviewed by the Chair of the committee to determine whether each candidate meets the minimum membership criteria set forth in the Corporate Governance Guidelines and, if so, whether the recommended candidate’s expertise and particular set of skills and background fit the current needs of the Board of Directors. Any shareowner recommendation must be sent to the Corporate Secretary of Alliant Energy at 4902 North Biltmore Lane, Madison, Wisconsin 53718 and must include biographical information. Shareowners wishing to nominate director candidates directly for consideration by shareowners must write to our Corporate Secretary in a timely manner as specified in our Bylaws.
Board of Directors Diversity
The Nominating and Governance Committee seeks a Board of Directors with diverse opinions, perspectives and backgrounds. We believe we have been effective in assembling a diverse body of individuals as measured by the criteria of age, gender, ethnicity, race, tenure, skills, qualifications and experience specified in our Corporate Governance Guidelines as shown in the chart on page 2. Approximately 64% of our directors are women or ethnically or racially diverse individuals.

ALLIANT ENERGY | 2025 Proxy Statement | 16

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Operations Committee
Members	Michael D. Garcia, Chair Ignacio A. Cortina Stephanie L. Cox N. Joy Falotico Roger K. Newport
Independence	All members are independent as defined by the Nasdaq rules.
Meetings	The committee held eight meetings in 2024.*
Charter	The committee charter is posted at www.alliantenergy.com/investors under the Governance tab.
Responsibilities	The primary responsibilities of the Operations Committee are:
• Reviewing and overseeing environmental policy and planning issues
• Reviewing and overseeing safety issues and policies
• Reviewing and monitoring issues of strategic importance related to the Company’s operations such as reliability, quality of service, customer care and customer satisfaction
• Reviewing and assessing risk in relation to the Company’s operations
• Reviewing and monitoring issues with significant impact on the utility capital budgets and energy resource adequacy
Additional information on oversight roles and responsibilities of the Operations Committee is provided on page 11.
*One committee meeting was held jointly by Alliant Energy and WPL.

Executive Committee
Members	John O. Larsen, Chair (non-voting) Patrick E. Allen N. Joy Falotico Michael D. Garcia Carol P. Sanders
Independence	All members except Mr. Larsen are independent as defined by the Nasdaq rules.
Meetings	The committee generally does not meet and did not meet in 2024.
Charter	The committee charter is posted at www.alliantenergy.com/investors under the Governance tab.
Responsibilities	The Executive Committee possesses all the power and authority of the Board of Directors when the Board is not in session.
ALLIANT ENERGY | 2025 Proxy Statement | 17

DIRECTOR COMPENSATION
2024 DIRECTOR COMPENSATION
The following table summarizes the compensation paid to or earned by our non-employee directors during 2024.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Patrick E. Allen	$300,000	$0	$833	$300,833
Ignacio A. Cortina	$280,000	$0	$0	$280,000
Stephanie L. Cox	$280,000	$0	$833	$280,833
N. Joy Falotico	$305,000	$0	$0	$305,000
Michael D. Garcia	$297,500	$0	$0	$297,500
Roger K. Newport	$282,500	$0	$3,500	$286,000
Thomas F. O'Toole	$282,500	$597	$0	$283,097
Christie Raymond	$213,750	$0	$0	$213,750
Carol P. Sanders	$337,500	$1,537	$1,500	$340,537
(1)    Ms. Barton and Mr. Larsen were also employees of the Company in 2024 and received no additional compensation for their service on our Board of Directors and therefore are not included in this table. Compensation received by Ms. Barton and Mr. Larsen for 2024 is shown in the Summary Compensation Table.
(2)    The amounts shown in this column include the following aggregate dollar amounts deferred and the corresponding number of shares of common stock credited in our Alliant Energy Deferred Compensation Plan Company Stock Account by each of the following directors:

Name	Aggregate Dollar Amounts Deferred	Number of Shares of Common Stock Credited
Patrick E. Allen	$150,000	2,850
Ignacio A. Cortina	$280,000	5,320
Stephanie L. Cox	$280,000	5,320
N. Joy Falotico	$228,750	4,347
Michael D. Garcia	$238,000	4,522
Roger K. Newport	$211,875	4,028
Christie Raymond	$77,000	1,360
(3)    The amounts shown in this column represent above-market interest on non-qualified deferred compensation.
(4)    The amounts in this column include payments made to charities through the Alliant Energy Foundation, Inc. matching gift program. Infrequently, spouses and guests of directors accompany the directors on a corporate aircraft when the aircraft is already going to a specific destination for a business purpose at no aggregate incremental cost to the Company.
Retainer Fees
In 2024, all non-employee directors, each of whom served on the Boards of Directors of Alliant Energy, IPL and WPL, received an annual cash retainer for service on all Boards, payable quarterly in advance. The following table shows the annual cash retainer received for service in 2024 and the annual retainer that will be received for service in 2025, as well as other fees for director services. Fees for 2024 and 2025 were based on a review of market-based compensation for non-employee directors presented by the Compensation and Personnel Committee’s independent consultant.

Year	Annual Retainer for Service on All Boards	Board Chair	Lead Independent Director	Chair of the Audit Committee	Chair of the Compensation and Personnel Committee	Chair of the Nominating and Governance Committee	Chair of the Operations Committee	Other Audit Committee Members
2024	$280,000	N/A	$35,000	$25,000	$20,000	$17,500	$17,500	$5,000
2025	$290,000	$200,000	$35,000	$25,000	$20,000	$20,000	$20,000	$5,000
ALLIANT ENERGY | 2025 Proxy Statement | 18

DIRECTOR COMPENSATION
Meeting Fees
In 2024, directors did not receive any additional compensation for attendance at Board or committee meetings. The same applies for 2025.
Expense Reimbursements
Pursuant to our directors’ expense reimbursement policy, we reimburse all directors for travel and other necessary business expenses incurred in the performance of their responsibilities for us, including certain continuing education expenses. Committees are provided the opportunity to retain outside independent advisors, as needed. We also extend coverage to directors under our Directors’ and Officers’ Indemnity Insurance Policies.
Receipt of Fees in Stock
For fees paid in 2024 and 2025, directors were encouraged to use 55% of their cash retainer to purchase shares of our common stock through the Shareowner Direct Plan or the Alliant Energy Deferred Compensation Plan. A non-employee director may elect to receive, or the Nominating and Governance Committee may require that a non-employee director be paid, all or any portion of his or her annual cash retainer payment or other cash fees in the form of shares of common stock issued under our 2020 Omnibus Incentive Plan or a successor plan thereto.
Share Ownership Guidelines
Directors are required to be shareowners. The target share ownership level for non-employee directors is the number of shares equal to the value of two times the full annual retainer (equivalent to $560,000 in 2024). Directors have five years after joining the Board of Directors to attain the ownership guideline. Shares held by directors in the Shareowner Direct Plan and the Alliant Energy Deferred Compensation Plan are included in the target goal. As of December 31, 2024, all of our current non-employee directors who have been Board members for five years have met the share ownership guidelines. The directors who have joined the Board in the last five years are on track to achieve the above ownership goals within the required timeline. We continue to monitor the status of the target ownership levels and review them with the Board of Directors.
Alliant Energy Deferred Compensation Plan
Under the Alliant Energy Deferred Compensation Plan, directors may elect to defer all or part of their retainer fee to an Interest Account, Equity Account, Company Stock Account or Mutual Fund Account. Deferrals credited to the Interest Account receive an annual return based on the 10-year Treasury Bond Rate plus 1.50%. Deferrals credited to the Equity Account are treated as invested in an S&P 500 index fund. Deferrals credited to the Company Stock Account are treated as though invested in our common stock and are credited with dividend equivalents, which are treated as if reinvested in our common stock. Deferrals credited to the Mutual Fund Account are treated as invested in a mutual fund or other investment vehicle offered under our Alliant Energy Corporation 401(k) Savings Plan as selected by the director. Payments from our Alliant Energy Deferred Compensation Plan by reason of death or retirement may be made in a lump sum or in annual installments for up to 10 years at the election of the director. Payments from our Alliant Energy Deferred Compensation Plan for any reason other than death or retirement are made in a lump sum.
Alliant Energy Matching Gift Program
Directors are eligible to participate in the Alliant Energy Foundation, Inc. matching gift program, which is generally available to all employees and retirees. Under this program, the foundation matches 100% of charitable donations over $50 to eligible charities. In 2024, the amount of matching contributions was capped at $3,500 per year for each director.

ALLIANT ENERGY | 2025 Proxy Statement | 19

OWNERSHIP OF VOTING SECURITIES
OWNERSHIP OF VOTING SECURITIES
Listed below are the number of shares of our common stock beneficially owned, except as otherwise indicated, as of March 10, 2025 by: (1) the named executive officers listed in the Summary Compensation Table; (2) all of our director nominees and directors; and (3) all director nominees, directors and executive officers as a group. No individual director or executive officer owned more than 1% of the outstanding shares of common stock on that date. The directors and executive officers as a group owned less than 1% of the outstanding shares of common stock on that date. No director or executive officer owns any other equity of Alliant Energy Corporation or any of its subsidiaries. None of the shares held by the executive officers and directors are pledged.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Restricted Stock Units(2)	Total
NAMED EXECUTIVE OFFICERS
Lisa M. Barton	1,100	56,610	57,710
John O. Larsen	278,291	44,056	322,347
Robert J. Durian	119,774	21,307	141,081
Raja Sundararajan	500	15,858	16,358
David A. de Leon	35,891	7,097	42,988
DIRECTOR NOMINEES
N. Joy Falotico	15,857		15,857
Thomas F. O’Toole	37,046		37,046
Christie Raymond	2,950		2,950
DIRECTORS
Patrick E. Allen	47,434		47,434
Ignacio A. Cortina	6,422		6,422
Stephanie L. Cox	12,688		12,688
Michael D. Garcia	20,263		20,263
Roger K. Newport	27,341		27,341
Carol P. Sanders	69,044		69,044
All Executive Officers and Directors as a Group (16 people)	690,594	149,921	840,515

(1)     Ms. Barton’s and Mr. Larsen’s share ownership is shown in the named executive officer section. They are also directors. Total shares of Alliant Energy common stock outstanding as of March 10, 2025 were 256,866,523. Named executive officers and directors own fractional shares of common stock. Fractional shares have been rounded to the nearest whole share in this table and in this footnote. Included in the beneficially owned shares shown are the following number of shares of common stock held in deferred compensation plans: Mr. Allen — 43,068; Mr. Cortina — 6,322; Ms. Cox — 12,188; Ms. Falotico — 14,647; Mr. Garcia — 20,253; Mr. Larsen — 20,847; Mr. Newport — 26,341; Mr. O’Toole — 36,846; Ms. Raymond — 2,700; Ms. Sanders — 69,044; (all executive officers and directors as a group — 252,256).

(2)    Unvested Restricted Stock Units do not have investment or voting power and are not considered “beneficially owned” under SEC rules.

ALLIANT ENERGY | 2025 Proxy Statement | 20

OWNERSHIP OF VOTING SECURITIES
The following table sets forth information regarding beneficial ownership by the only owners known to us to own more than 5% of Alliant Energy’s common stock. The beneficial ownership set forth below has been reported on Schedule 13G filings with the SEC by the beneficial owners, as of the respective date provided below.

Amount and Nature of Beneficial Ownership
	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355 (dated as of February 13, 2024)	0	434,877	30,889,968	1,204,244	32,094,212	12.58%
BlackRock Inc. 50 Hudson Yards New York, NY 10001 (dated as of January 24, 2024)	21,913,481	0	23,143,382	0	23,143,382	9.10%
State Street Corporation 1 Congress Street, Suite 1 Boston, MA 02114-2016 (dated as of October 14, 2024)	0	11,905,354	0	16,242,078	16,243,234	6.30%
Alliant Energy owns all of the outstanding common stock of IPL and WPL.
ALLIANT ENERGY | 2025 Proxy Statement | 21

COMPENSATION DISCUSSION AND ANALYSIS

Alliant Energy

Executive Compensation

SNAPSHOT

CEO target pay mix
16% Base salary
19% Short-term incentives
65% Long-term incentives

Variable incentive pay 84%

Other NEO target pay mix
22% Base salary
20% Short-term incentives
58% Long-term incentives

Variable incentive pay 78%

Annual incentive pay
70% EPS
15% Customer
5% Environmental
5% Workforce
5% Safety

Long-term incentives
75% Performance Shares
25% Restricted Stock Units

Key Compensation Governance and Pay Practices

- Regular reviews of the program by the Compensation and Personnel Committee
- Strong linkage of compensation to achievement of financial and operational goals
- Majority of NEO compensation is delivered through long-term equity awards
- Large majority of long-term equity awards are performance-based
- Performance metrics encourage achievement of both absolute growth and relative growth
- All long-term equity awards settle in Company stock
- All short-term and long-term incentive compensation are subject to caps on payouts
- Dividends paid on equity awards only if performance targets are met or vesting is completed
- Limited perquisites for our executive officers
- No tax gross-up provisions in our change in control agreements
- No hedging or pledging of Company stock
- Clawback policy that applies to our annual and long-term incentive pay plans
- Double-trigger change in control provisions in our severance agreements and long-term equity awards
- Maximum multiplier for change in control cash severance benefit no greater than 2.99
- Stock ownership requirements for executive officers

ALLIANT ENERGY | 2025 Proxy Statement | 22

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
Alliant Energy’s mission is to deliver affordable energy solutions and exceptional service that our customers and the communities we serve count on - affordably, safely, reliably, and sustainably. This mission aligns with Alliant Energy’s purpose - to serve customers and build stronger communities - which guides us through the ever-changing dynamics of the economy and the energy industry. Our mission and purpose are supported by a strategy focused on meeting evolving customer expectations, providing an attractive return for investors, and advancing emerging technologies with safe, secure energy production. The strategy includes as key elements providing affordable energy solutions, making customer-focused investments and growing customer demand.
Our executive compensation program is guided by our purpose and values and is designed to reward delivery on our strategy. It does so by providing market-based pay and rewarding achievements related to our customer-focused strategy. The principles and components of our compensation program are regularly reviewed by our Compensation and Personnel Committee, our Chief Executive Officer and the Compensation and Personnel Committee’s independent compensation consultant to ensure that they meet the objectives of the program.

Our named executive officers for 2024 were:
1.	Lisa M. Barton: President and Chief Executive Officer of Alliant Energy; Chief Executive Officer of IPL and WPL
2.	John O. Larsen: Executive Chairman and Chairman of the Board
3.	Robert J. Durian: Executive Vice President and Chief Financial Officer
4.	Raja Sundararajan: Executive Vice President
5.	David A. de Leon: Senior Vice President; President of WPL
Effective January 1, 2024, Ms. Barton was elected President and CEO of Alliant Energy and Mr. Larsen was elected Executive Chairman and Chairman of the Board. Mr. Larsen previously served as CEO of Alliant Energy. Mr. Larsen retired as Executive Chairman on December 31, 2024 and became non-employee Chairman of the Board at that time. The named executive officers currently hold the positions at each of Alliant Energy, IPL and WPL except as indicated.
HOW WE PERFORMED
2024 Highlights
The charts below show our consistent earnings growth and strong long-term total shareowner returns. While our earnings continued to grow in 2024 and our shareholder returns were positive, payments under our 2024 incentive plans were below target given actual earnings that were below our aggressive goal and three-year total shareowner return that was below industry standards.

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COMPENSATION DISCUSSION AND ANALYSIS

The amounts shown above under the title “Consistent Earnings” include non-GAAP EPS results. 2022 GAAP EPS from consolidated earnings from continuing operations was $2.73. Adjusted EPS from Continuing Operations for 2022 excludes $0.03 per share of charges related to the Iowa state income tax rate change, $0.02 per share of charges related to retirement plan settlement losses, and $0.02 per share of charges related to an ATC base return on equity reserve adjustment. 2023 GAAP EPS from consolidated earnings from continuing operations was $2.78. Adjusted EPS from Continuing Operations in 2023 excluded $0.04 per share of charges related to remeasurement of deferred tax assets due to Iowa state income tax rate changes for non-utility and parent companies. 2024 GAAP EPS from consolidated earnings from continuing operations was $2.69. Adjusted EPS from Continuing Operations in 2024 excluded a $0.17 per share asset valuation charge for IPL’s Lansing Generating Station as a result of the order in IPL’s retail electric rate review, $0.08 per share of restructuring and voluntary separation charges, a $0.06 per share asset retirement obligation initial charge for steam assets at IPL due to the revised Coal Combustion Residuals Rule, and a $0.04 per share adjustment of deferred tax assets due to Iowa tax reform.
HOW WE DETERMINE EXECUTIVE COMPENSATION
Our compensation vision is to provide compensation programs that promote the achievement of our customer-focused strategy, align executives’ and employees’ interests with the success of the Company, and provide competitive compensation opportunities to attract, retain and motivate a highly talented executive team and workforce. Our philosophy is to design compensation programs that drive high performance and reward that performance competitively within our industry. We believe that everyone should clearly understand their compensation and how it connects to individual and shareowner value.
The objectives for our executive compensation program are as follows:
•    Reward Strong Performance: motivate and reward executives to contribute to the achievement of our business objectives by aligning pay and performance through variable at-risk compensation
•    Align Executives’ and Shareowners’ Interests: align executive officers’ interests with those of our shareowners by delivering a significant proportion of total compensation through equity, tying a significant portion of our long-term incentive pay directly to relative total shareowner return and net income growth, tying annual incentive compensation to meeting earnings per share targets and to targets that measure the customer experience, advancing our commitment to sustainability, safety, strengthening our culture and employee engagement to drive business results, and requiring executives to own Alliant Energy stock
•    Provide Competitive Compensation Opportunities: attract and retain the best possible personnel through competitive compensation that is comparable to that of similar companies while driving what is right for our strategy and stakeholders
These compensation practices help us achieve our program objectives:
•    Incentive-Based At-Risk Compensation: a substantial portion of our executive officers’ compensation is based on achievement of financial and operational performance goals, with long-term equity-based awards delivering a majority of the incentive-based pay
•    Equity Ownership: long-term incentive awards settle in stock, which, combined with our share ownership requirement, promotes executive officer ownership of our common stock and promotes long-term value creation
•    Minimize Systemic Risk-Taking: compensation programs are developed to properly mitigate unintended risk-taking, providing a mix of long-term and short-term compensation and using multiple performance criteria to determine awards, with caps on payouts
•    Market Compensation: total aggregate compensation levels are reviewed against market compensation levels to ensure that we provide a pay opportunity competitive with the market
•    Access to Retirement Programs: executive officers have access to retirement plans commonly in use among comparable companies, including deferred compensation plans, certain non-qualified retirement plans and 401(k) savings plans
The Compensation and Personnel Committee considers these objectives and practices in its regular reviews of the executive compensation program.
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COMPENSATION DISCUSSION AND ANALYSIS
HOW WE PAY NAMED EXECUTIVE OFFICERS
Our components of executive compensation are:

Component	Description	Objective within Compensation Program
Base Salary	Fixed compensation, subject to annual review and adjusted in response to changes in responsibility, performance, strategic importance, experience in role and competitive practice	•	Provides base compensation at a level consistent with competitive practices
		•	Reflects roles, responsibilities, skills, experience and performance
		•	Adheres to competitive market practices
Short-Term (Annual) Incentive Compensation	Annual cash incentive pay based on achievement of objective Company performance measures	•	Motivates and rewards achievement of annual financial and operational goals
		•	Aligns management interests with shareowner and customer interests by linking pay and performance
		•	Promotes achievement of strategic plan by linking pay to achievement of strategic goals
Long-Term (Equity) Incentive Compensation	Incentive-based equity awards payable if performance goals are achieved during a sustained period	•	Motivates and rewards financial performance - relative total shareowner return and net income growth - over a sustained period
		•	Aligns management and shareowner interests by promoting management ownership
		•	Enhances retention of management personnel
		•	Links pay to performance relative to peers
Long-Term (Equity) Service-Based Compensation	Time-vesting equity awards earned after three years, subject to continuous employment	•	Enhances retention of management personnel
		•	Aligns management and shareowner interests by promoting management ownership
Retirement and Other Benefits	Tax-qualified, deferred compensation and other benefits	•	Provides for current and future needs of the executives and their families
		•	Enhances recruitment and retention
		•	Adheres to competitive market practices
Post-Termination Compensation	Key Executive Employment and Severance Agreements (KEESAs) and Executive Severance Plan provide contingent amounts payable only if employment is terminated under certain conditions	•	Enhances retention of management personnel by providing employment continuity
		•	Encourages the objective evaluation and execution of potential changes to the Company’s strategy and structure
ALLIANT ENERGY | 2025 Proxy Statement | 25

COMPENSATION DISCUSSION AND ANALYSIS
Our compensation components are weighted toward incentive-based compensation, as shown below:

CEO target pay mix
16%
Base salary
19%
Short-term incentives
65%
Long-term incentives
Variable incentive pay 84%

22%
Base salary
Long-term incentives
58%
Other NEO target pay mix
20%
Short-term incentives

Variable incentive pay 78%

Base Salary
The Compensation and Personnel Committee annually reviews and adjusts salaries based on changes in the market, responsibilities and performance against job expectations, strategic importance and experience in the role. The Company is not contractually bound by employment or other agreements to pay particular levels of base salary to our executive officers, thereby affording flexibility in those determinations.
The following table sets forth the base salaries of each named executive officer as of the end of the 2024 and 2023 calendar years, as well as the percentage change from the prior year.

Named Executive Officer	2024 Base Salary	2023 Base Salary	Percentage Increase
Lisa M. Barton	$1,075,000	$825,000	30.3%
John O. Larsen	$967,500	$1,133,600	(14.7)%
Robert J. Durian	$650,000	$650,000	0.0%
Raja Sundararajan	$600,000	$600,000	0.0%
David A. de Leon	$465,000	$440,000	5.7%
In 2024, Ms. Barton was promoted to President and CEO and the Committee set her salary at $1,075,000 based on that promotion. Mr. Larsen’s salary was reduced to reflect his transition from CEO to Executive Chairman. The Committee set Mr. de Leon’s salary based on the assignment to him of additional responsibilities.
Short-Term (Annual) Incentive Pay
Executive officers participate in the Executive Short-Term Incentive Pay (EXSTIP) Plan that provides the opportunity for annual cash payments tied directly to the achievement of key financial goals and operational goals related to the customer experience, environmental targets, workforce engagement, and safety. The Compensation and Personnel Committee sets Company and individual goals guided by our purpose, our values and our strategic plan. The Company goals incorporate financial and operational objectives to drive value for both our shareowners and customers.

ALLIANT ENERGY | 2025 Proxy Statement | 26

COMPENSATION DISCUSSION AND ANALYSIS
The Company goals for 2024, their weightings, and our performance compared to those goals are shown below.

Goal	Target Percentage of Performance Pool	Target	Actual	Percentage Payment Toward Performance Pool
Consolidated EPS from Continuing Operations (EPS)	70%	EPS:(1) Threshold: $2.99 Target: $3.06 Maximum: $3.14	$3.04	52%
Customer Experience	5%	Customer Interaction Survey: Threshold: 8.39 Target: 8.61 Maximum: 8.83	8.51	4%
	5%	SAIDI: Threshold: 92.6 Target: 84.2 Maximum: 71.6	85.3	5%
	5%	SAIFl: Threshold: .90 Target: .81 Maximum: .69	.93	—%
Environmental	5%	Annual Progress Towards Long-Term Emission Reduction Goal: Threshold: 24% Target: 31% Maximum: 38%	39%	10%
Workforce Engagement	2.5%	Inclusive Succession Planning for Director and Above Positions: Threshold: 72% Target: 75% Maximum: 78%	77%	4%
	2.5%	Inclusive Candidate Slates for Salaried Roles Filled Externally: Threshold: 70% Target: 75% Maximum: 80%	74%	2%
Safety	1.7%	Total Recordable Incident Rate: Threshold: 2.67 Target: 2.54 Maximum: 2.41	2.17	3%
	1.7%	Lost Time Incident Rate: Threshold: .51 Target: .48 Maximum: .45	.53	—%
	1.6%	Percent of Injuries Reported to Manager within 24 Hours: Threshold: 90% Target: 95% Maximum: 100%	95%	2%
TOTAL	100%			82%
(1)    2024 GAAP EPS from consolidated earnings from continuing operations was $2.69. Adjusted EPS from Continuing Operations in 2024 excluded a $0.17 per share asset valuation charge for IPL’s Lansing Generating Station as a result of the order in IPL’s retail electric rate review, $0.08 per share of restructuring and voluntary separation charges, a $0.06 per share asset retirement obligation initial charge for steam assets at IPL due to the revised Coal Combustion Residuals Rule, and a $0.04 per share adjustment of deferred tax assets due to Iowa tax reform.
The Compensation and Personnel Committee approved earnings per share as the financial goal to reward earnings growth. This aligns with our strategy and rewards meeting the expectations of our shareowners. Operational goals related to customer experience, environmental targets, workforce engagement, and safety reflect our corporate purpose and values.
The customer experience goals are linked to our customer-focused strategy and guided by our purpose to offer safe, reliable, and affordable service to our customers. The customer interaction target measures our efforts to create a simple, personalized experience for our customers by soliciting feedback after customer interactions and averaging the feedback responses. Customer reliability is measured
ALLIANT ENERGY | 2025 Proxy Statement | 27

COMPENSATION DISCUSSION AND ANALYSIS
by using the System Average Interruption Duration Index (SAIDI), which measures outage duration, and the System Average Interruption Frequency Index (SAIFI), which measures outage frequency. Both of these goals measure our current year reliability compared to our 10-year historical average.
The environmental goal rewards annual progress toward the Company’s long-term target of a 50% reduction in greenhouse gas emissions by 2030 from 2005 levels.
Our workforce engagement goals reward steps to create a workplace where everyone feels a strong engagement, which is crucial for the success and retention of our employees, to attract future talent, and to execute our purpose-driven strategy. The goals measure our achievement on metrics that we believe are important in creating this culture. The components include developing and advancing inclusive talent in succession pools for director and above positions and inclusive candidate slates for salaried roles filled externally.
Our safety goals measure our most important value - safety. They reward reductions in injuries compared to our three-year average, reductions in lost-time incidents compared to last year, and timely reporting of injuries.
Each performance goal is measured independently of other goals. However, the EPS goal must be achieved at a minimum of threshold to fund any payments under the EXSTIP Plan. Company performance compared to the goals was 82% as shown in the chart above. The maximum amount payable for Company performance is capped at 200% of target.
Individual performance goals are set to drive an individual’s contribution to our strategic business imperatives. The goals can be both qualitative and quantitative and can vary for each executive officer. The Compensation and Personnel Committee may use individual performance to modify the amount of an incentive award earned by an executive officer. For 2024, the committee did not modify the awards of any named executive officer based on individual performance, and all payouts to the named executive officers for 2024 were calculated based on achievement of the Company goals shown above.
Each target payment under the EXSTIP Plan is approved by the Compensation and Personnel Committee as a percentage of base salary based on survey data, experience in a position, strategic importance and individual responsibilities. Target payouts as a percentage of base salary for 2024 are set forth below. In 2024, Ms. Barton was promoted to President and CEO and the Committee set her target at 125% based on that promotion. Mr. Larsen’s target was reduced to reflect his transition from CEO to Executive Chairman. The Committee set Mr. de Leon’s target based on the assignment to him of additional responsibilities.

Named Executive Officer	EXSTIP Plan Target Payout as a Percentage of 2024 Base Salary
Lisa M. Barton	125%
John O. Larsen	120%
Robert J. Durian	80%
Raja Sundararajan	75%
David A. de Leon	70%
Amounts earned in 2024 under the EXSTIP Plan are provided in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
Long-Term Equity Awards
We award long-term equity compensation to focus our executive officers on increasing shareowner value, to retain management personnel, to encourage sustained achievement of key metrics, and to align management interests with shareowner interests and customer interests over a multi-year period. In 2024, we granted long-term awards under our 2020 Omnibus Incentive Plan to our named executive officers as shown below.
As shown above, 75% of the target long-term equity awards granted to our named executive officers are performance-based, payable only if minimum threshold goals are met. All outstanding long-term equity awards are settled in shares of our common stock which increases equity ownership by our executives to better align executives’ and shareowners’ interests.
Performance shares reward total shareowner return (TSR) relative to our performance peer utility companies in the Edison Electric Institute (EEI) Stock Index, absolute net income growth, and the results of our workforce engagement efforts as measured by our workforce composition over a three-year period. Performance shares are forfeited if threshold results are not achieved during the applicable performance period. In 2024, the target long-term incentive awards were allocated as follows: 35% percent to performance shares that vest based on TSR, 35% to performance shares that vest based on net income growth, 5% to performance shares that vest based on workforce composition metrics.
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COMPENSATION DISCUSSION AND ANALYSIS
Service-based restricted stock units, which represent the remaining 25% of target total long-term incentive awards, vest in a single installment based on continued service over three years. These awards enhance retention of management personnel and align our executive officers’ long-term financial interests to the interest of our shareowners.
These long-term equity awards are forfeited if the executive officer voluntarily leaves the Company (other than for retirement) or is terminated for cause during the time-vesting period.
In 2022 and 2023, we granted performance restricted stock units which vest over a three-year performance period based on achievement of pre-established net income and workforce composition metrics. These performance restricted stock units were replaced in 2024 by performance shares that vest based on net income and workforce composition metrics as described below.
Currently, we do not issue stock options, do not have any outstanding stock options and do not anticipate issuing stock options.
Each target payout percentage for long-term incentive grant values is approved by the Compensation and Personnel Committee. 2024 target long-term incentive grant values as a percentage of base salary are set forth below.

Named Executive Officer	2024 Target Long-Term Equity Grant Value as a Percentage of Base Salary
Lisa M. Barton	420%
John O. Larsen	400%
Robert J. Durian	230%
Raja Sundararajan	170%
David A. de Leon	130%
The Compensation and Personnel Committee considers survey data, experience in a position, strategic importance, individual responsibilities and the competitiveness of the total compensation package when setting long-term incentive opportunities. In 2024, Ms. Barton was promoted to President and CEO and the Committee set her target at 420% based on that promotion. Mr. Larsen’s target was reduced to reflect his transition from CEO to Executive Chairman. The Committee adjusted Mr. de Leon’s target to the amount shown above in May 2024 and made a supplemental long-term award to reflect the adjustment. based on the assignment to him of additional responsibilities. The target dollar value of the long-term equity awards is determined prior to the grant date, and we grant the number of target units necessary to approximate that dollar value based on the fair market value of our share price on the grant date. The target units are allocated among the four different types of awards as set forth above.
Performance Shares
In 2024, the Compensation and Personnel Committee granted performance shares with three different performance measures that vest over a three-year period that runs from January 1, 2024 through December 31, 2026. These grants are allocated between performance shares that vest based on pre-established metrics related to relative total shareowner return, net income and workforce composition.
Any dividend equivalents credited on performance shares are treated as reinvested but are not payable to the participant unless the performance target is met and vesting is completed.
Performance shares have double-trigger acceleration upon a change in control. Upon a change in control, the outstanding awards vest at target and are valued based on the Company’s stock price as of the trading day immediately preceding the change in control date. The awards are paid at the end of the three-year vesting period provided the executive is still employed by the Company or had a qualifying termination event.
All performance share payouts are capped at 200% of the total target payout.
Performance Shares - TSR
Performance shares based on the total shareowner return metric are intended to reward Company performance relative to our peers in the EEI Stock Index. Vesting of the performance shares granted in 2024 is based on our relative total shareowner return over the three-year performance period that runs from January 1, 2024 through December 31, 2026 as follows:

Three-Year Total Shareowner Return Relative To EEI Stock Index	Percentage of Target Value Payout
90th percentile or greater	200%
80th percentile	175%
70th percentile	150%
60th percentile	125%
50th percentile	100%
45th percentile	75%
40th percentile	50%
Below 40th percentile	0%
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COMPENSATION DISCUSSION AND ANALYSIS
The total shareowner return calculation represents the cumulative return for the three-year performance period reflecting price appreciation and reinvested dividend payments. Performance shares pay at target if our relative total shareowner return over three years is equal to the median performance of a specific peer group selected by the Compensation and Personnel Committee. Consistent with prior years, the committee selected the EEI Stock Index as the peer group for the 2024 grants of performance shares. We believe the comparison to the EEI Stock Index appropriately assesses our performance relative to other publicly traded utilities.
The total shareowner return for the 2022 performance share grant (performance period ended on December 31, 2024) ranked below the 40th percentile relative to the peer group, which is below threshold. As a result, our named executive officers received no payout and the performance share award for the 2022-2024 performance period was forfeited.
The EEI Stock Index, which we use only to measure relative performance for our performance shares, was composed of the following companies as of December 31, 2024:

ALLETE, Inc.	Evergy, Inc.	PG&E Corporation
Ameren Corporation	Eversource Energy	Pinnacle West Capital Corporation
American Electric Power Company, Inc.	Exelon Corporation	Portland General Electric Company
Avista Corporation	FirstEnergy Corp.	PPL Corporation
Black Hills Corporation	Hawaiian Electric Industries, Inc.	Public Service Enterprise Group
CenterPoint Energy, Inc.	IDACORP, Inc.	Sempra Energy
CMS Energy Corporation	MDU Resources Group Inc.	Southern Company
Consolidated Edison, Inc.	MGE Energy, Inc.	TXNM Energy, Inc.
Dominion Energy Inc.	NextEra Energy, Inc.	Unitil Corporation
DTE Energy Company	NiSource Inc.	WEC Energy Group, Inc.
Duke Energy Corporation	NorthWestern Corporation	Xcel Energy, Inc.
Edison International	OGE Energy Corp.
Entergy Corporation	Otter Tail Corporation
Performance shares granted in 2025 that vest based on relative total shareowner return have a threshold that is in line with peers and a payout that is capped at target in the event total shareowner return is negative.
Performance Shares - Net Income
Performance shares based on the net income metric are intended to reward absolute long-term growth in our profitability. Vesting of the performance shares granted in 2024 is based on achieving a cumulative net income growth target over the three-year performance period as follows:

Three-Year Cumulative Consolidated Net Income from Continuing Operations Growth	Percentage of Target Value Payout
7.5%	200%
6.5%	150%
5.5%	100%
4%	50%
Below 4%	0%
Vesting at target requires 5.5% compounded annual growth, which is based on the successful and timely execution of our strategic plan. The target is calculated based on achieving a cumulative consolidated net income target over the performance period, excluding certain items as permitted by the 2020 Omnibus Incentive Plan, such as charges for reorganizing and restructuring, discontinued operations, asset write-downs, gains or losses on the disposition of an asset or business, mergers, acquisitions or dispositions and unusual or non-recurring items of gain or loss, in each case, as identified in the Company’s audited financial statements or periodic reports. Performance shares granted in 2024 will vest at target if our cumulative consolidated net income from continuing operations over the performance period totals $2,483.7 million.
Performance restricted stock units granted in 2022 (performance period ended on December 31, 2024) had a net income target calculated based on achieving a cumulative consolidated net income from continuing operations over the performance period equated to a compounded annual growth rate of 5.5%, excluding certain items described above as permitted by the 2020 Omnibus Incentive Plan. Cumulative consolidated net income for the performance period ended December 31, 2024 was $2,175.7 million, which represented 5.3% three-year compounded annual growth of consolidated net income from continuing operations. As a result, our named executive officers earned 94% of the target award for the 2022-2024 performance period. Additional information about the payout of the performance restricted stock units for the 2022-2024 performance period is provided in the 2024 Option Exercises and Stock Vested table.
Performance Shares - Workforce Composition
Performance shares based on workforce composition are intended to reward successful implementation of our workforce engagement efforts over time. Vesting of the performance shares granted in 2024 is based on achieving a specified level of workforce composition of women and people of color at the end of the three-year performance period. These targets reward sustained progress toward the
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COMPENSATION DISCUSSION AND ANALYSIS
Company’s aspiration to have a workforce that reflects the demographics of the labor force in the communities we serve. Each target is equally weighted and measured independently.
Performance restricted stock units granted in 2022 (performance period ended on December 31, 2024) had targets based on achieving a specified level of workforce composition of women and people of color at the end of the three-year performance period. The percent of women in our workforce for the period ended December 31, 2024 was 24.8% and the percent of people of color in our workforce for the period ended December 31, 2024 was 7.8%. These figures include a population of employees that was transferred to an on-source third party in December 2024 but continue to support Alliant Energy. As a result, our named executive officers earned 118% of the target award for the 2022-2024 performance period. Additional information about the payout of the performance restricted stock units for the 2022-2024 performance period is provided in the 2024 Option Exercises and Stock Vested table.
Performance shares granted in 2025 did not contain a workforce composition metric. Instead, five percent of such performance shares will vest based on achievement of a metric measuring renewable energy and energy storage placed into service during the performance period. This metric rewards implementation of our generation strategy.
Restricted Stock Units
In 2024, the Compensation and Personnel Committee granted service-based restricted stock units to our named executive officers. Service-based restricted stock units are time-vesting awards for which forfeiture restrictions lapse in a single installment after three years, subject to continuous employment.
Any dividend equivalents credited on restricted stock units are treated as reinvested but are not payable to the participant unless the service requirement is met and vesting is completed.
Restricted stock units have double-trigger acceleration upon a change in control. Upon a change in control, the outstanding awards vest at target and are valued based on the Company’s stock price as of the trading day immediately preceding the change in control date. The awards are paid at the end of the three-year vesting period provided the executive is still employed by the Company or had a qualifying termination event.
Additional information about the restricted stock unit payouts for the 2022-2024 vesting period is provided in the 2024 Option Exercises and Stock Vested table.
Retirement and Other Benefits
We offer retirement and other benefit programs to our named executive officers that are consistent with those of our peers. We provide these benefits to remain competitive with the general market for executive officers. The benefit programs are designed to be competitive in attracting, retaining and motivating our named executive officers by providing competitive retirement benefits and incentivizing the promotion of the Company’s, customers’, and shareowners’ interests over a long time horizon. A brief description of the plans is set forth in the table below.

Benefit	Description
Alliant Energy Deferred Compensation Plan (AEDCP)(1)
Enables participants to defer up to 80% of base salary and annual incentive pay on a pre-tax basis and to receive earnings or incur losses on the deferrals until the date of distribution. The shares of Alliant Energy common stock identified as obligations under the AEDCP are held in a rabbi trust.

Alliant Energy Cash Balance Pension Plan(2)
Offers flexible payment options and steady growth of retirement funds. The Cash Balance Pension Plan was frozen for participants effective August 2, 2008. Employees hired after December 25, 2005 are not eligible to participate.

Alliant Energy Corporation 401(k) Savings Plan
Provides for a match of $0.50 on each dollar for the first 8% of compensation contributed to the 401(k) Savings Plan account by the participants up to the IRS maximum. In addition, we contribute a percentage of participants’ salaries to their 401(k) accounts. The amount of the Company contribution ranges from 4% to 6% of a participant’s salary, depending on the participant’s age and number of years of service at the Company.

Alliant Energy Excess Retirement Plan(2)
Provides the benefit that the participants would have earned under the Cash Balance Pension Plan and the 401(k) Savings Plan but for statutory limitations on employer-provided benefits imposed on those tax-qualified plans and accruals earned on their deferrals into the AEDCP.

Alliant Energy Supplemental Retirement Plan (SRP)(2)
Generally provides retirement compensation in addition to the benefits provided by the Cash Balance Pension Plan and the 401(k) Savings Plan, which are limited by the Internal Revenue Code of 1986 (tax code), and the Alliant Energy Excess Retirement Plan. Generally payable only if the executive remains with us until retirement, disability or death. We discontinued providing SRP benefits to executives in 2013.

(1)    See 2024 Non-qualified Deferred Compensation below for more information regarding the AEDCP.
(2)    See 2024 Pension Benefits below for more information regarding the Alliant Energy Cash Balance Pension Plan, the Excess Retirement Plan and the SRP.
The Compensation and Personnel Committee reviews benefit programs on a periodic basis to determine effectiveness and identify any necessary changes. Based on market data showing a trend away from SRPs, we discontinued providing SRP benefits to executives in 2013 and, after the retirement of Mr. Larsen, none of our named executive officers has a SRP benefit.
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COMPENSATION DISCUSSION AND ANALYSIS
We provide limited perquisites to our named executive officers. Our named executive officers are eligible for executive physicals, reimbursement of financial planning expenses and long-term disability insurance which are in excess of the benefits provided to our other non-executive employees. The Compensation and Personnel Committee permitted the Executive Chairman to use the corporate aircraft in 2024 pursuant to established guidelines for personal use of the corporate aircraft. Under those guidelines, the Executive Chairman was able to use corporate aircraft for personal travel for himself and his family subject to certain limitations and conditions including limits on the use of the aircraft for personal travel, oversight by the committee, and proper imputation of income to the Executive Chairman.
Post-Termination Compensation
    Key Executive Employment and Severance Agreements
We currently have in effect Key Executive Employment and Severance Agreements (KEESAs) with our executive officers, including our named executive officers, and certain key employees, which provide for double-trigger severance benefits under certain circumstances following a change in control. Mr. Larsen’s KEESA was effective until he retired as Executive Chairman on December 31, 2024.
Benefits under the KEESAs are paid only if: (1) a change in control occurs and (2) a qualifying termination of employment occurs within 180 days prior to the change in control or two years after the change in control. A qualifying termination occurs if the executive officer’s employment terminates as a result of (a) termination by the Company, other than by reason of death or disability or for cause, or (b) termination by the executive officer for good reason. This double-trigger mechanism ensures that only those executive officers adversely affected by a change in control will receive benefits under the KEESAs.
The KEESAs provide a cash termination payment of 2.99 times for the CEO and Executive Chairman, and for the other executive officers, two times the sum of the executive officer’s (i) annual base salary and (ii) target annual incentive pay for the year in which the termination occurs. The KEESAs also provide that, consistent with the terms of outstanding equity award agreements, any change in control payments under outstanding equity awards will be paid pursuant to the terms of the equity plan and the agreements under which the awards were granted. We do not offer severance arrangements with executive officers that provide a multiplier equal to or greater than three.
The KEESAs are generally designed to avoid the adverse effects of Section 280G of the tax code. Each KEESA provides that if any portion of the benefits under the KEESA or under any other agreement would constitute an excess parachute payment for purposes of the tax code, the executive officer may receive the greater, on an after-tax basis, of either a payment $1 less than the maximum amount he or she may receive without becoming subject to the 20% excise tax or the full payment subject to applicable excise taxes, for which the executive officer would be personally responsible. None of the KEESAs have Section 280G tax gross-up provisions.
We believe that the level of the benefits provided by the amended KEESAs to the executive officers reflects the appropriate amount of compensation necessary for our executive officers to consider our shareowners’ interests without potential influence of their personal interests. We believe the security afforded by the KEESAs will help the executives to remain focused on business continuity and will reduce the distraction of the executives’ reasonable concerns regarding future employment during the uncertainty of a proposed change in control transaction.
Additional information about the KEESAs is provided in the 2024 Potential Payments Upon Termination or Change in Control section.
    Executive Severance Plan
We also maintain the executive officer severance benefit plan, which compensates an executive officer in the event that his or her position is eliminated or significantly altered. As with our KEESA benefit, our executive officer severance benefit plan is designed to enable executives to remain focused on our business without undue personal concerns over job security. The plan provides for:
•Severance pay equal to one year’s annual base salary
•Up to 18 months of COBRA coverage or participation in our subsidized retiree medical insurance program if eligible (six months of which are paid by us)
•Outplacement services and/or tuition reimbursement of up to $10,000
•Access to our employee assistance program
Eligibility for benefits under this plan is conditioned upon an executive executing a severance agreement and release form. All severance packages of executive officers are approved by the Compensation and Personnel Committee. We believe our executive severance plan is consistent with industry-wide standards.
    Employment Agreements and Separation Arrangements
We do not have any other employment agreements or separation arrangements with our executive officers.
ALLIANT ENERGY | 2025 Proxy Statement | 32

COMPENSATION DISCUSSION AND ANALYSIS
HOW WE ADDRESS GOVERNANCE AND RISK
Process For Setting Executive Compensation

Compensation and Personnel Committee
The Compensation and Personnel Committee reviews and sets each component and level of compensation for the Company’s named executive officers and other executive officers. The Compensation and Personnel Committee’s responsibilities include:
• Review and approve executive officers’ compensation packages
• Review and approve corporate incentive goals and objectives relevant to compensation
• Evaluate performance results in light of these goals and objectives
The Compensation and Personnel Committee is made up of independent directors and meets regularly in executive sessions without management present. The committee is supported in its work by the human resources staff and by the committee’s outside consultant.

Chief Executive Officer
The CEO recommends to the Compensation and Personnel Committee the level of compensation for the Company’s named executive officers and other executive officers, other than the CEO and Executive Chairman. The CEO considers the following factors:
• Executive performance
• Experience in the role
• Strategic importance
• Internal pay equity
• Market data, as discussed below
• Information provided by the Company’s human resources staff
The CEO is present and available to the Compensation and Personnel Committee during their meetings with respect to the compensation of the Company’s other named executive officers and other executive officers. However, the committee discusses and determines the CEO’s and the Executive Chairman’s compensation in executive session.

Independent Compensation Consultant
The Compensation and Personnel Committee engaged Pay Governance LLC as its independent external advisor. The committee receives data, analyses and support from Pay Governance. During 2024, Pay Governance participated in committee meetings, analyzed the competitive level of compensation for each of the named executive officers and provided information regarding executive compensation trends and market practices. Pay Governance reports solely to the committee and meets with the committee at each meeting in executive session.

Market Data
Each year, Pay Governance prepares a market compensation analysis based on companies in the utility industry and in general industry. This analysis assists the Compensation and Personnel Committee in establishing executive officer compensation levels to allow us to remain competitive in our market. The market data used in 2024 included:
• General Industry Data: Willis Towers Watson’s 2023 General Industry Executive Compensation Database, which includes pay data for approximately 1,000 general industry companies
• Utility Industry Data: Utility industry data are generally based on Alliant Energy’s defined executive compensation peer group of 20 companies listed in the following table obtained from Willis Towers Watson’s 2023 Energy Services Industry Executive Compensation Database
The Compensation and Personnel Committee used equally blended general industry data and energy industry data to determine the market reference point used for corporate positions, which in 2024 were held by Ms. Barton, Mr. Larsen, Mr. Durian, and Mr. Sundararajan. Energy industry data was used as a secondary market reference point for these positions. The utility industry data was used as the sole market reference point for utility-specific positions, such as that held by Mr. de Leon.
The market data provides a reference for each executive officer’s compensation components and total compensation. As a matter of philosophy, total compensation for our executive officers is generally targeted to the market 50th percentile.

ALLIANT ENERGY | 2025 Proxy Statement | 33

COMPENSATION DISCUSSION AND ANALYSIS
The peer group companies used for utility industry data were selected by Pay Governance and include 20 companies that in the aggregate are viewed as comparable to Alliant Energy in terms of business and scale. Alliant Energy’s financial scope is positioned near the middle of this peer group. The peer group companies used for utility industry data for 2024 were:

Atmos Energy Corporation	Eversource Energy	Portland General Electric Co.,
Ameren Corporation	Hawaiian Electric Industries, Inc.	PPL Corp
Avista Corporation	IDACORP, Inc.	Public Service Enterprise Group
Black Hills Corporation	MDU Resources Group, Inc.	Southwest Gas Holdings Inc
CenterPoint Energy, Inc.	NiSource Inc.	TXNM Energy, Inc.
CMS Energy Corporation	OGE Energy Corporation	WEC Energy Group, Inc.
Evergy, Inc.	Pinnacle West Capital Corporation
Key Compensation Governance and Pay Practices
Compensation and Personnel Committee Risk Assessment
In December 2024, the Compensation and Personnel Committee reviewed an assessment presented by management of our general compensation policies and practices for all employees to evaluate whether risks arising from these policies and practices were reasonably likely to have a material adverse effect on us. Based on this assessment, the committee concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company and did not recommend or implement any material changes. The committee believes that the following features of our design and governance serve to mitigate materials risks arising from our compensation policies and practices.
Balanced Design
•A mix of annual and long-term incentive awards provides an appropriate balance of short- and long-term risk and reward horizons
•A variety of performance metrics for incentive awards avoids excessive focus on a single measure of performance, balances multiple stakeholder interests and links achievement to financial, customer focused and operational goals
•Financial metrics encourage achievement of both absolute and relative growth
•Maximum caps on incentive awards reduce motivations to take short-term or inappropriately risky actions to increase payouts in any given year
Strong Alignment
•Delivering a substantial portion of compensation based on achievement of performance goals drives achievement of annual Company goals, aligns management and key stakeholder interests, and promotes achievement of strategic plan
•Utilizing consistent performance metrics across all plans aligns executive short-term performance metrics with employee plans
•All long-term equity awards are settled in Company stock, aligning executives’ and shareowners’ interests
Governance
•Oversight by Compensation and Personnel Committee
•Audits of metrics for incentive compensation payouts completed by internal audit department
•State utility commissions review our compensation programs during rate reviews
Policies
•Clawback policy and provision that allows the Company to recoup incentive compensation under certain circumstances
•Stock ownership requirements for executive officers
•Double trigger change in control provisions in severance agreements and long-term equity awards; no tax gross up provisions
•Maximum multiplier for change in control cash severance benefit of 2.99
•No hedging or pledging of Company stock
ALLIANT ENERGY | 2025 Proxy Statement | 34

COMPENSATION DISCUSSION AND ANALYSIS
Executive Stock Ownership Requirements
We require executives of Alliant Energy to own a certain number of shares of common stock to further align the executives’ interests with those of our shareowners. The stock ownership requirements are:

Officer Level	Stock Ownership Requirement
Chief Executive Officer/Executive Chairman	6 times base salary
President	4 times base salary
Executive Vice President	3.5 times base salary
Senior Vice President	3 times base salary
Vice President	1.5 times base salary
Shares held outright, vested restricted stock units, earned performance shares, earned performance restricted stock units, unvested restricted stock units that vest based solely on the passage of time, shares held in our AEDCP and shares held in the Alliant Energy Corporation 401(k) Savings Plan count toward the stock ownership requirement. Unearned performance restricted stock units and unearned performance shares do not count for this purpose.
Executives have five years from the date of their first long-term equity grants after the later of their hire date, or the date they were promoted into a position with a higher multiple, to achieve their goals. Executives who have not met their stock ownership level after five years are required to retain 100% of the after-tax value of vested long-term equity awards until the share ownership requirement is met. The Company has not issued any stock options so there is no requirement to hold stock options after exercise. Our CEO retains the right to grant special dispensation for hardship, promotions or new hires.
All of our current named executive officers who have held their current positions for five years are in compliance with the stock ownership guidelines. The named executive officers who have been in their positions for less than five years, including our current CEO, are on track to achieve the above ownership goals. The shares owned by our named executive officers are shown in the Ownership of Voting Securities table.
Clawback Policy
The Compensation and Personnel Committee adopted a clawback policy that provides that the Company will recover erroneously awarded incentive-based compensation in the event of an accounting restatement. The policy applies to incentive compensation received by current and former executive officers. It is triggered by an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws. The Company must reasonably promptly recoup the amount of incentive-based compensation that exceeds the amount that would have been received by the executive officer had it been determined based on the restated amounts. Incentive compensation received for the three years preceding the restatement is subject to recoupment under the policy, subject to limited exceptions. This policy is intended to comply with the Exchange Act, rules and regulations promulgated by the Securities and Exchange Commission, and Nasdaq listing standards.
The Compensation and Personnel Committee previously adopted a clawback policy for executive officers that applies to all cash and equity-based incentive compensation to the extent not superseded by the clawback policy discussed above. Under this policy, the committee will recoup compensation paid under the Company’s cash and equity incentive plans if it determines that such compensation was based on the achievement of financial or other results that were subsequently restated due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws, and due in whole or in part to gross negligence, intentional misconduct or fraud of a current or former executive officer. If, in the committee’s view, the incentive compensation would have been materially lower if it had been based on the restated results, the committee will, to the extent permitted by applicable law, seek recoupment from that executive officer of any excess incentive compensation.
Prohibition on Hedging and Pledging
We prohibit the use of any hedging or similar transactions related to our shares by our executive officers and directors. We prohibit all insiders from trading in puts, calls, options or other derivative securities related to the Company’s securities. Other hedging transactions, such as short sales, zero-cost collars, prepaid variable forward sale contracts, equity swaps or similar transactions are also prohibited. Insiders are further prohibited from pledging Company securities. Insiders include all executive officers, all members of the Board of Directors and designated employees who receive material nonpublic information in the regular course of their duties.
Role of Tax Considerations
Section 162(m) of the tax code limits the tax deductibility of compensation paid to our CEO and certain other executive officers to $1 million per person in any taxable year. The Compensation and Personnel Committee, consistent with past practice, retains the flexibility and discretion to authorize compensation that will not be deductible. This flexibility is necessary to achieve elements of the Company’s success that are in the best long-term interests of the Company and its shareowners, such as attracting and retaining talented executives and rewarding achievement of key corporate goals.
ALLIANT ENERGY | 2025 Proxy Statement | 35

COMPENSATION DISCUSSION AND ANALYSIS
Response to Non-Binding 2024 Say-on-Pay Shareowner Vote
At Alliant Energy’s 2024 Annual Meeting of Shareowners, shareowners approved the say-on-pay proposal with more than 95% of the votes cast in favor of the proposal. The say-on-pay proposal is an advisory, non-binding resolution relating to the compensation of our named executive officers. We interpret the voting results as support that our executive compensation program and practices are reasonable and well aligned with shareowners’ interests. Notwithstanding this vote of confidence expressed by our shareowners, the Compensation and Personnel Committee and management continue to review the Company’s executive compensation program and related disclosure with the assistance of outside compensation consultants and outside counsel to identify any potential changes that might augment shareowner value.
CONCLUSION
The Compensation and Personnel Committee is provided with appropriate information and reviews all components of our CEO’s and other executive officers’ compensation. Based on this information, the committee seeks to implement executive compensation that is appropriately tied to the performance of the Company and executives on behalf of shareowners, employees and customers.
ALLIANT ENERGY | 2025 Proxy Statement | 36

COMPENSATION AND PERSONNEL COMMITTEE REPORT
COMPENSATION AND PERSONNEL COMMITTEE REPORT
The Compensation and Personnel Committees of the Boards of Directors of the Company, IPL and WPL have reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and discussion, the committees recommended to the respective Boards of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission.
COMPENSATION AND PERSONNEL COMMITTEE
Patrick E. Allen (Chair)
Ignacio A. Cortina
Stephanie L. Cox
Roger K. Newport
Christie Raymond
ALLIANT ENERGY | 2025 Proxy Statement | 37

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The table below summarizes the compensation paid to or earned by our named executive officers for 2024, and, where applicable, 2023 and 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($) (2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Lisa M. Barton: President and Chief Executive Officer of Alliant Energy; Chief Executive Officer of IPL and WPL(7)	2024	$1,083,270	$0	$4,437,940	$0	$1,101,875	$24	$348,626	$6,971,735
	2023	$698,385	$1,700,000	$2,545,901	$0	$638,138	$4	$130,299	$5,712,727

John O. Larsen: Executive Chairman and Chairman of the Board (7)	2024	$974,943	$0	$3,804,016	$0	$952,020	$254,179	$614,035	$6,599,193
	2023	$1,130,247	$0	$5,191,716	$0	$1,444,206	$1,354,440	$589,173	$9,709,782
	2022	$1,085,000	$0	$4,193,783	$0	$1,528,398	$3,707	$476,089	$7,286,977
Robert J. Durian: Executive Vice President and Chief Financial Officer	2024	$655,001	$0	$1,469,465	$0	$426,400	$7,860	$225,595	$2,784,321
	2023	$645,385	$0	$1,521,461	$0	$473,200	$22,608	$196,598	$2,859,252
	2022	$606,539	$0	$1,233,679	$0	$570,228	$1,934	$168,036	$2,580,416
Raja Sundararajan: Executive Vice President (7)	2024	$604,616	$0	$1,002,623	$0	$369,000	$0	$137,701	$2,113,940
	2023	$334,616	$0	$1,036,042	$0	$409,500	$0	$65,900	$1,846,058

David A. de Leon: Senior Vice President and President of WPL	2024	$460,212	$0	$545,784	$0	$266,910	$6,000	$96,170	$1,375,076
	2023	$438,846	$0	$470,068	$0	$260,260	$24,000	$84,305	$1,277,479
	2022	$426,923	$0	$424,148	$0	$301,473	$0	$74,287	$1,226,831
(1)    The amounts shown in this column include any amounts deferred by the named executive officers under the Alliant Energy Deferred Compensation Plan. See 2024 Non-qualified Deferred Compensation.
(2)    In 2023, Ms. Barton was provided with a cash signing bonus of $1.7 million when she was appointed President and COO of Alliant Energy and CEO of IPL and WPL. This bonus was provided in consideration of relocation costs, any foregone compensation from her previous employer, and was important to our successful recruitment of Ms. Barton in a competitive market for top talent in our industry. The signing bonus is subject to repayment terms in the event that Ms. Barton terminates her employment within three years of joining the Company.
(3)    The amounts in this column reflect the aggregate grant date fair value of performance shares, performance restricted stock units and restricted stock units granted pursuant to our 2020 Omnibus Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 18, or FASB ASC Topic 718.
A discussion of the assumptions used in calculating the award values may be found in Note 12(b) to our 2024 audited financial statements contained in our Annual Report on Form 10-K. For the performance shares that vest based on relative total shareowner return, the grant date fair value is based on the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the three-year performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.
The following represents the breakdown of the 2024 grant date fair values of performance shares that vest based on relative total shareowner return at target and at maximum, respectively, for each named executive officer:
ALLIANT ENERGY | 2025 Proxy Statement | 38

EXECUTIVE COMPENSATION

Name	Grant Date Fair Value of Performance Shares (Target)	Grant Date Fair Value of Performance Shares (Maximum)
Lisa M. Barton	$1,503,206	$3,006,412
John O. Larsen	$1,288,475	$2,576,950
Robert J. Durian	$497,738	$995,476
Raja Sundararajan	$339,591	$679,182
David A. de Leon	$183,746	$367,492

The following represents the breakdown of the 2024 grant date fair value of performance shares that vest based on cumulative consolidated net income at target and at maximum, respectively, for each named executive officer:

Name	Grant Date Fair Value of Performance Shares (Target)	Grant Date Fair Value of Performance Shares (Maximum)
Lisa M. Barton	$1,580,260	$3,160,520
John O. Larsen	$1,354,522	$2,709,044
Robert J. Durian	$523,252	$1,046,504
Raja Sundararajan	$356,998	$713,996
David A. de Leon	$194,939	$389,878

The following represents the breakdown of the 2024 grant date fair value of performance shares that vest based on workforce composition at target and at maximum, respectively, for each named executive officer:

Name	Grant Date Fair Value of Performance Shares (Target)	Grant Date Fair Value of Performance Shares (Maximum)
Lisa M. Barton	$225,738	$451,476
John O. Larsen	$193,503	$387,006
Robert J. Durian	$74,730	$149,460
Raja Sundararajan	$51,014	$102,028
David A. de Leon	$27,842	$55,684
(4)    The 2024 amounts in this column reflect cash amounts for short-term incentive pay received by the named executive officers with respect to services performed in 2024 that were paid in 2025.
(5)    The 2024 amounts in this column reflect: (a) the actuarial increase in the present value of each named executive officer’s benefits under all pension plans established by us, determined using the assumptions and methods set forth in footnote (3) to the 2024 Pension Benefits table, which may include amounts that the named executive officer is not currently entitled to receive because such amounts are not yet vested, and (b) amounts representing above market interest on non-qualified deferred compensation.
ALLIANT ENERGY | 2025 Proxy Statement | 39

EXECUTIVE COMPENSATION
The following represents the breakdown for 2024 for each of the change in pension value and the above market interest on non-qualified deferred compensation, respectively, for each named executive officer:

Name	Change in Pension Value	Above Market Non-qualified Deferred Compensation Earnings
Lisa M. Barton	$0	$24
John O. Larsen	$252,000	$2,179
Robert J. Durian	$7,000	$860
Raja Sundararajan	$0	$0
David A. de Leon	$6,000	$0
The changes in the actuarial present values of the named executive officers’ pension benefits do not constitute cash payments to the named executive officers.
(6)    The following table provides details for the amounts reported under the All Other Compensation column for 2024.

Name	Perquisites and Other Personal Benefits(a)	Registrant Contributions to Defined Contribution Plans(b)	Life Insurance Premiums	Dividends(c)	Other Payments(d)
Lisa M. Barton	$13,291	$96,204	$7,430	$231,701	$0
John O. Larsen	$16,271	$81,928	$11,119	$504,717	$0
Robert J. Durian	$0	$65,000	$2,553	$158,042	$0
Raja Sundararajan	$15,458	$50,862	$1,530	$68,589	$1,262
David A. de Leon	$0	$38,841	$5,028	$52,301	$0
(a)    Ms. Barton received perquisites and other personal benefits comprised of an annual physical exam, financial planning services, and executive long-term disability insurance. Mr. Larsen received perquisites and other personal benefits comprised of an annual physical exam, financial planning services, security services, and executive long-term disability insurance. Mr. Sundararajan received perquisites and other personal benefits comprised of an annual physical exam, financial planning services, and executive long-term disability insurance. None of the other named executive officers received perquisites and other personal benefits in the aggregate amount of $10,000 or more in 2024.
(b)    Matching contributions to the Alliant Energy Corporation 401(k) Savings Plan, employer contributions to the Alliant Energy Deferred Compensation Plan, employer contributions based on age and service to the 401(k) Savings Plan accounts and employer contributions to the Alliant Energy Excess Retirement Plan.
(c)    Dividends and dividend equivalents earned in 2024 on unvested performance shares, performance restricted stock units and restricted stock units are reinvested and paid only at the time performance and/or vesting conditions are satisfied.
(d)    Mr. Sundararajan received $843 of relocation expense, and a tax reimbursement of $419 related to relocation expenses.
(7)    Ms. Barton and Mr. Sundararajan were not named executive officers in 2022. Mr. Larsen retired from his position of Executive Chairman effective December 31, 2024 and became non-employee Chairman of the Board at that time.
2024 CEO Pay Ratio
As required by SEC rules, we are providing the following information based on reasonable estimates. For 2024, the median of the annual total compensation of all employees (other than CEO) of the Company was $136,985. The annual total compensation of Alliant Energy’s CEO, as reported in the Summary Compensation Table for 2024 above, was $6,971,735.
The ratio of the annual total compensation of Alliant Energy’s CEO to the median of the annual total compensation of all employees for 2024 was 51 to 1.
As permitted by SEC rules, the median employee for 2024 is the same employee identified in 2023 because there have not been changes to our employee population or employee compensation arrangements in 2024 that we reasonably believe would result in a significant change to this pay ratio disclosure. To identify the median employee from our employee population in 2023, we compared the amount of salary and wages of our employees as reflected in our payroll records as reported to the IRS on Form W-2 for 2023. We used December 31, 2023 as the determination date. We did not consider annual equity awards in determining the median employee as such awards are not widely distributed to our employee population. We did not make any cost-of-living adjustments. We annualized the compensation of employees who were hired in 2023. Once we identified our median employee, we calculated that employee’s compensation for 2024 as though that compensation were being calculated for purposes of the Summary Compensation Table. We compared that compensation total with the 2024 compensation of the CEOs as described above.
ALLIANT ENERGY | 2025 Proxy Statement | 40

EXECUTIVE COMPENSATION
2024 GRANTS OF PLAN-BASED AWARDS
The following table sets forth information regarding all plan-based awards that we granted to our named executive officers in 2024.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lisa M. Barton	2/15/2024(2)				16,325	32,650	65,300		$1,503,206
	2/15/2024(3)				16,325	32,650	65,300		$1,580,260
	2/15/2024(4)				1,166	4,664	9,328		$225,738
	2/15/2024(5)							23,321	$1,128,736
		$120,938	$1,343,750	$2,687,500
John O. Larsen	2/15/2024(2)				13,993	27,986	55,972		$1,288,475
	2/15/2024(3)				13,993	27,986	55,972		$1,354,522
	2/15/2024(4)				1,000	3,998	7,996		$193,503
	2/15/2024(5)							19,990	$967,516
		$104,490	$1,161,000	$2,322,000
Robert J. Durian	2/15/2024(2)				5,406	10,811	21,622		$497,738
	2/15/2024(3)				5,406	10,811	21,622		$523,252
	2/15/2024(4)				386	1,544	3,088		$74,730
	2/15/2024(5)							7,722	$373,745
		$46,800	$520,000	$1,040,000
Raja Sundararajan	2/15/2024(2)				3,688	7,376	14,752		$339,591
	2/15/2024(3)				3,688	7,376	14,752		$356,998
	2/15/2024(4)				264	1,054	2,108		$51,014
	2/15/2024(5)							5,269	$255,020
		$40,500	$450,000	$900,000
David A. de Leon	2/15/2024(2)				1,671	3,341	6,682		$153,820
	2/15/2024(3)				1,671	3,341	6,682		$161,704
	2/15/2024(4)				119	477	954		$23,087
	2/15/2024(5)							2,386	$115,482
		$29,295	$325,500	$651,000
	5/07/2024(2)				325	650	1,300		$29,926
	5/07/2024(3)				325	650	1,300		$33,235
	5/07/2024(4)				23	93	186		$4,755
	5/07/2024(5)							465	$23,775
(1)    The amounts shown represent the threshold, target and maximum awards that could have been earned under our EXSTIP Plan for 2024 as described more fully under Compensation Discussion and Analysis — How We Pay Named Executive Officers — Short-Term (Annual) Incentive Pay. The threshold payment level was 9% of the target amount. The maximum payment level was 200% of the target amount. Payments earned for 2024 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)    The amounts shown represent the threshold, target and maximum amounts of performance shares (Total Shareowner Return) that were awarded in 2024 to the named executive officers under our 2020 Omnibus Incentive Plan as described more fully under Compensation Discussion and Analysis — How We Pay Named Executive Officers — Long-Term Equity Awards. The threshold amount is shown at 50% of the target amount. The maximum amount is 200% of the target amount. For the performance shares, the grant date fair value is based on the probable outcome of the performance conditions, consistent with the estimate of
ALLIANT ENERGY | 2025 Proxy Statement | 41

EXECUTIVE COMPENSATION
aggregate compensation cost to be recognized over the performance period determined as of the grant date pursuant to FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the performance shares granted in 2024, the grant date fair value, as determined by FASB ASC Topic 718, is $46.04. Performance shares granted in 2024 accumulate dividend equivalents on the same basis as shares of our common stock, but dividends are not paid until performance targets and vesting requirements are met.
(3)    The amounts shown represent the threshold, target and maximum amounts of performance shares (Net Income) that were awarded in 2024 to the named executive officers under our 2020 Omnibus Incentive Plan as described more fully under Compensation Discussion and Analysis — How We Pay Named Executive Officers — Long-Term Equity Awards. The threshold amount is shown at 50% of the target amount. The maximum amount is 200% of the target amount. For the performance shares, the grant date fair value, as determined by the closing price of our common stock on the grant date, is $48.40 for the grants on February 15, 2024 and $51.13 for the grants on May 7, 2024. Performance shares granted in 2024 accumulate dividend equivalents on the same basis as shares of our common stock, but dividends are not paid until performance targets and vesting requirements are met.
(4)    The amounts shown represent the threshold, target and maximum amounts of performance shares (Workforce Composition) that were awarded in 2024 to the named executive officers under our 2020 Omnibus Incentive Plan as described more fully under Compensation Discussion and Analysis — How We Pay Named Executive Officers — Long-Term Equity Awards. The threshold amount is shown at 25% of the target amount. The maximum amount is 200% of the target amount. For the performance shares, the grant date fair value, as determined by the closing price of our common stock on the grant date, is $48.40 for the grants on February 15, 2024 and $51.13 for the grants on May 7, 2024. Performance shares granted in 2024 accumulate dividend equivalents on the same basis as shares of our common stock, but dividends are not paid until performance targets and vesting requirements are met.
(5)    The amounts shown represent the number of restricted stock units that were awarded in 2024 to the named executive officers under our 2020 Omnibus Incentive Plan as described more fully under Compensation Discussion and Analysis — How We Pay Named Executive Officers — Long-Term Equity Awards. For the restricted stock units, the grant date fair value, as determined by the closing price of our common stock on the grant date, is $48.40 for the grants on February 15, 2024 and $51.13 for the grants on May 7, 2024. Restricted stock units granted in 2024 accumulate dividend equivalents on the same basis as shares of our common stock, but dividends are not paid until the restricted stock units are fully vested.

ALLIANT ENERGY | 2025 Proxy Statement | 42

EXECUTIVE COMPENSATION
2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information on outstanding unvested equity awards held by our named executive officers on December 31, 2024. No stock options are outstanding.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Lisa M. Barton			35,810	$2,117,803	(2)
			66,982	$3,961,315	(3)
			35,810	$2,117,803	(4)
			66,982	$3,961,315	(5)
			5,114	$302,442	(6)
			9,568	$565,852	(7)
	12,789	$756,341			(8)
	23,922	$1,414,747			(9)
John O. Larsen			71,676	$4,238,919	(2)
			57,413	$3,395,405	(3)
			71,676	$4,238,919	(4)
			57,413	$3,395,405	(5)
			10,239	$605,534	(6)
			8,202	$485,066	(7)
	25,598	$1,513,866			(8)
	20,505	$1,212,666			(9)
Robert J. Durian			21,005	$1,242,236	(2)
			22,179	$1,311,666	(3)
			21,005	$1,242,236	(4)
			22,179	$1,311,666	(5)
			3,000	$177,420	(6)
			3,168	$187,356	(7)
	7,502	$443,668			(8)
	7,921	$468,448			(9)
Raja Sundararajan			14,139	$836,180	(2)
			15,132	$894,906	(3)
			14,139	$836,180	(4)
			15,132	$894,906	(5)
			2,019	$119,404	(6)
			2,162	$127,861	(7)
	5,049	$298,598			(8)
	5,405	$319,652			(9)
David A. de Leon			6,491	$383,878	(2)
			8,175	$483,470	(3)
			6,491	$383,878	(4)
			8,175	$483,470	(5)
			925	$54,705	(6)
			1,168	$69,076	(7)
	2,318	$137,087			(8)
	2,920	$172,689			(9)
(1)    The share or unit values in the table include credited dividend equivalents, which will be paid only if the vesting criterion is met and the underlying award is paid out. The dollar values in the table are calculated by using the closing price of our common stock of $59.14 on December 31, 2024.
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EXECUTIVE COMPENSATION
(2)    Performance shares (Total Shareowner Return) granted on February 23, 2023 except those granted to Ms. Barton on February 27, 2023 and to Mr. Sundararajan on June 12, 2023. Vesting occurs if the performance criterion is met at the end of the performance period ending December 31, 2025. The values in the table assume maximum level performance.
(3)    Performance shares (Total Shareowner Return) granted on February 15, 2024 and May 7, 2024. Vesting occurs if the performance criterion is met at the end of the performance period ending December 31, 2026. The values in the table assume maximum level performance.
(4)    Performance restricted stock units (Net Income) granted on February 23, 2023 except those granted to Ms. Barton on February 27, 2023 and to Mr. Sundararajan on June 12, 2023. Vesting occurs if the performance criterion is met at the end of the performance period ending December 31, 2025. The values in the table assume maximum level performance.
(5)    Performance shares (Net Income) granted on February 15, 2024 and on May 7, 2024. Vesting occurs if the performance criterion is met at the end of the performance period ending December 31, 2026. The values in the table assume maximum level performance.
(6)    Performance restricted stock units (Workforce Composition) granted on February 23, 2023 except those granted to Ms. Barton on February 27, 2023 and to Mr. Sundararajan on June 12, 2023. Vesting occurs if the performance criterion is met at the end of the performance period ending December 31, 2025. The values in the table assume maximum level performance.
(7)    Performance shares (Workforce Composition) granted on February 15, 2024 and May 7, 2024. Vesting occurs if the performance criterion is met at the end of the performance period ending December 31, 2026. The values in the table assume maximum level performance.
(8)    Restricted stock units granted on February 23, 2023 except those granted to Ms. Barton on February 27, 2023 and to Mr. Sundararajan on June 12, 2023. Vesting occurs based on continuous service through December 31, 2025.
(9)    Restricted stock units granted on February 15, 2024 and May 7, 2024. Vesting occurs based on continuous service through December 31, 2026.

ALLIANT ENERGY | 2025 Proxy Statement | 44

EXECUTIVE COMPENSATION
2024 OPTION EXERCISES AND STOCK VESTED
The following table shows a summary of the stock awards vested for our named executive officers during 2024. No stock options were exercised during 2024.

	Stock Awards
Name	Long-Term Equity Awards	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Lisa M. Barton	Performance Shares	0	$0
	Performance Restricted Stock Units	0	$0
	Restricted Stock Units	0	$0
John O. Larsen	Performance Shares	0	$0
	Performance Restricted Stock Units	32,199	$1,984,102
	Restricted Stock Units	20,747	$1,226,978
Robert J. Durian	Performance Shares	0	$0
	Performance Restricted Stock Units	9,472	$583,665
	Restricted Stock Units	6,103	$360,931
Raja Sundararajan	Performance Shares	0	$0
	Performance Restricted Stock Units	0	$0
	Restricted Stock Units	0	$0
David A. de Leon	Performance Shares	0	$0
	Performance Restricted Stock Units	3,256	$200,635
	Restricted Stock Units	2,098	$124,076
(1)    For performance shares granted for the 2022-2024 performance period, performance ranked below threshold and the performance share awards were forfeited. For performance restricted stock units granted for the 2022-2024 performance period, reflects an amount calculated by multiplying the number of vested performance restricted stock units, plus accumulated dividend equivalent units (including fractional amounts not shown), by the fair market value of our common stock on February 20, 2025 (the date the Compensation and Personnel Committee certified achievement of the performance goals for such performance restricted stock units) of $61.62. For restricted stock units granted for the 2022-2024 performance period, reflects an amount calculated by multiplying the number of vested shares of restricted stock units, plus accumulated dividend equivalent units (including fractional amounts not shown), by the fair market value of our common stock on December 31, 2024 of $59.14. Performance restricted stock units, performance shares, and restricted stock units are settled in shares only. Ms. Barton and Mr. Sundararajan joined the Company in 2023 and did not receive grants for the 2022-2024 performance period.

ALLIANT ENERGY | 2025 Proxy Statement | 45

EXECUTIVE COMPENSATION
2024 PENSION BENEFITS
Pension Benefits Table
The following table sets forth the number of years of credited service, the present value of accumulated benefits and payments during 2024 for each of our named executive officers under the Alliant Energy Cash Balance Pension Plan, the Alliant Energy Excess Retirement Plan, and the Alliant Energy Defined Benefit Supplemental Retirement Plan (DB SRP), which are each described below. The amounts shown for our named executive officers are estimates only and do not necessarily reflect the actual amounts that will be paid to them, which will only be known at the time that they become eligible for payment.

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During 2024 ( $ )
Lisa M. Barton(1)	Cash Balance Pension Plan	N/A	N/A
	Excess Retirement Plan	1.9	$61,000
	DB SRP	N/A	N/A
		Total	$61,000	$0
John O. Larsen	Cash Balance Pension Plan	20.5	$507,000
	Excess Retirement Plan	36.9	$642,000
	DB SRP	36.9	$13,441,000
		Total	$14,590,000	$0
Robert J. Durian(1)	Cash Balance Pension Plan	15.9	$174,000
	Excess Retirement Plan	32.3	$337,000
	DB SRP	N/A	N/A
		Total	$511,000	$0
Raja Sundararajan(1)	Cash Balance Pension Plan	N/A	N/A
	Excess Retirement Plan	1.6	$13,000
	DB SRP	N/A	N/A
		Total	$13,000	$0
David A. de Leon(1)	Cash Balance Pension Plan	21.2	$382,000
	Excess Retirement Plan	37.6	$46,000
	DB SRP	N/A	N/A
		Total	$428,000	$0
(1)    Ms. Barton, Mr. Durian, Mr. Sundararajan and Mr. de Leon are not eligible for the DB SRP. All named executive officers are eligible for the Excess Retirement Plan and, except for Ms. Barton and Mr. Sundararajan, the Cash Balance Pension Plan.
(2)    Years of credited service for the Cash Balance Pension Plan are less than the actual years of service of the officer because the Cash Balance Pension Plan was frozen in August 2008.
(3)    The following assumptions, among others, were used to calculate the present value of accumulated benefits: benefit commencement age is the earliest unreduced retirement age for the predominant plan (Mr. Larsen, Mr. Durian, and Mr. de Leon each at age 62 for the Cash Balance Pension Plan and Excess Retirement Plan, Ms. Barton and Mr. Sundararajan each at age 65 for the Excess Retirement Plan, and Mr. Larsen at age 62 for the DB SRP); the benefit calculation date is December 31, 2024, consistent with our accounting measurement date for financial statement reporting purposes; the ASC 715 discount rate is 5.52% for the Excess Retirement Plan, and 5.64% for the Cash Balance Pension Plan (compared to 5.43% for the Excess Retirement Plan, and 5.38% for the Cash Balance Pension Plan in 2023); the post-retirement mortality assumption is based on the PRI-2012 mortality table with white collar adjustment and generational projection starting in 2012 using a modified Scale MP-2021 (same as used for ASC 715 valuations); the form of payment is 50% lump sum and 50% annuity for the Cash Balance Pension Plan and 100% lump sum for the Excess Retirement Plan; and the ASC 715 accounting valuation for the DB SRP anticipates payments in the form of a lump sum (for those that elected lump sum or installment) and the effective lump sum interest rate for valuation purposes is approximately 4.21% at year-end 2024.
Alliant Energy Cash Balance Pension Plan
A portion of our salaried employees, including certain of our named executive officers, are eligible to participate in the Alliant Energy Cash Balance Pension Plan that we maintain. The Cash Balance Pension Plan bases a participant’s defined benefit pension on the value of a hypothetical account balance. For individuals participating in the Cash Balance Pension Plan as of August 1, 1998, a starting
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EXECUTIVE COMPENSATION
account balance was created equal to the present value of the benefit accrued as of December 31, 1997, under the applicable prior benefit formula. In addition, such individuals received a special one-time transition credit amount equal to a specified percentage varying with age and multiplied by credited service and pay. For 1998 through August 2, 2008, participants received annual credits to the account equal to 5% of base pay (including certain incentive payments, pre-tax deferrals and other items). For 1998 through August 2, 2008, participants also received an interest credit on all prior accruals equal to 4%, plus a potential share of the gain on the investment return on Cash Balance Pension Plan assets for the year. We amended the Cash Balance Pension Plan’s interest crediting rate for 2009 and future years. The new interest crediting rate is equal to the annual percentage change in the consumer price index as of October each year, plus 3%.
Ms. Barton and Mr. Sundararajan are not eligible to participate in the Cash Balance Pension Plan.
For Mr. Larsen, Mr. Durian, and Mr. de Leon, estimated benefits under the applicable prior plan benefit formula are expected to be higher than under the Cash Balance Pension Plan formula, utilizing current assumptions. Therefore, their benefits are determined under the applicable prior plan benefit formula. To the extent benefits under the Cash Balance Pension Plan are limited by tax law, any excess will be paid under the Excess Retirement Plan described below. Cash Balance Pension Plan accruals ceased as of August 2, 2008. This freeze applies to both the 5% of base pay annual credits to the hypothetical account balance and to the grandfathered prior plan formulas. Subsequent to August 2, 2008, active participants receive enhanced benefits under the Alliant Energy Corporation 401(k) Savings Plan.
Pension benefits for Mr. Larsen and Mr. Durian are determined using the prior plan formula from the IES Industries pension plan. The prior plan formula provides retirement income based on years of service, final average compensation and Social Security covered compensation.
The monthly benefit formula for Mr. Larsen and Mr. Durian for service until the August 2, 2008 freeze date is A + B + C where: A = 1.05% of average monthly compensation for the number of years of service not in excess of 35; B = 0.50% of average monthly compensation in excess of Social Security covered compensation for the number of years of service not in excess of 35; and C = 1.38% of average monthly compensation for the number of years of service in excess of 35. Compensation generally is the salary amount reported in the Summary Compensation Table (subject to the limit in the tax code), with the final average compensation being calculated based on the three highest calendar years of such pay. The formula provides the basic benefit payable for the life of the participant. If the participant receives an alternative form of payment, then the monthly benefit would be reduced accordingly. Early retirement benefits are available after a participant reaches age 55, provided he has at least 15 years of service. Unreduced benefits are available at age 62. Benefits that commence prior to age 62 are reduced by a factor of not less than 5% per year.
Pension benefits for Mr. de Leon are determined using the prior plan formula from the WPL pension plan. The prior plan formula provides retirement income based on years of service, final average compensation and Social Security covered compensation.
The monthly benefit formula for Mr. de Leon for service until the August 2, 2008 freeze date is A - B x C where: A = 55% of average monthly compensation for the number of years of service not in excess of 30; B = 0.50% of average monthly compensation in excess of Social Security covered compensation; and C is credited service (up to 360 months) divided by 30. Compensation generally is the salary amount reported in the Summary Compensation Table (subject to the limit in the tax code), with the final average compensation being calculated based on the three highest calendar years of such pay. The formula provides the basic benefit payable for the life of the participant. If the participant receives an alternative form of payment, then the monthly benefit would be reduced accordingly.
Alliant Energy Excess Retirement Plan
We maintain an unfunded Excess Retirement Plan that provides funds for payment of retirement benefits where an employee’s retirement benefits exceed statutory limits applicable to the tax-qualified plans. The Excess Retirement Plan provides an amount equal to the difference between (i) the actual pension benefit payable under the Cash Balance Pension Plan and our actual contributions based on age and service to the Alliant Energy Corporation 401(k) Savings Plan, and (ii) what such benefits and contributions would be if calculated without regard to any limitation imposed by the tax code on pension benefits or covered compensation.
Alliant Energy Defined Benefit Supplemental Retirement Plan
We maintain a legacy DB SRP which provides additional retirement benefits if the executive remains with us until retirement, disability or death. The DB SRP is an unfunded, defined benefit retirement plan and was discontinued in 2008. Mr. Larsen participates in the DB SRP. Ms. Barton, Mr. Durian, Mr. Sundararajan, and Mr. de Leon do not participate in the DB SRP.
For Mr. Larsen, the DB SRP provides for payments in accordance with the formula A - (B + C + D) where: A = 50% of the participant’s average annual earnings (base salary plus annual incentive pay) for the highest paid three consecutive years out of the last 10 years of the participant’s employment; B = benefits payable to the officer from the officer’s defined benefit plan; C = the aggregate Company contributions based on age and service to the Alliant Energy Corporation 401(k) Savings Plan; and D = benefits under the Excess Retirement Plan. The normal retirement date under the DB SRP is age 62 with at least 10 years of service; early retirement is at age 55 with at least 10 years of service and five or more years of continuous DB SRP employment. If a participant retires prior to age 62, the payment under the DB SRP is reduced by approximately 5% per year for each year the participant’s retirement date precedes his or her normal retirement date. This early retirement reduction factor is applied prior to any other offsets (described as B, C, or D above). Payment of benefits under the DB SRP commences six months after the participant’s retirement. Mr. Larsen retired on December 31, 2024.
At the timely election of the participant, benefits under the DB SRP will be made in a lump sum, in annual installments over a period of five years, or in monthly installments for 18 years. Participants made their elections in December 2008. Participants may change their form of payment once, provided that the new election is made at least 12 months prior to their retirement. If such an election is made, benefits under the DB SRP will not be paid for five years after they otherwise would have been. Mr. Larsen elected to receive five annual installment payments.
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EXECUTIVE COMPENSATION
2024 NON-QUALIFIED DEFERRED COMPENSATION
The table below sets forth certain information as of December 31, 2024, for our named executive officers with respect to the Alliant Energy Deferred Compensation Plan, which is described below.

Name	Executive Contributions in 2024 ($)(1)	Registrant Contributions in 2024 ($)(2)	Aggregate Earnings in 2024 ($)(3)	Aggregate Withdrawals/ Distributions in 2024 ($)	Aggregate Balance as of December 31, 2024 ($)(4)
Lisa M. Barton	$112,920	$31,115	$13,583	$0	$176,538
John O. Larsen	$19,478	$11,995	$340,614	$0	$2,495,956
Robert J. Durian	$97,500	$14,500	$489,637	$0	$3,209,729
Raja Sundararajan	$148,846	$12,315	$11,062	$0	$172,343
David A. de Leon	$0	$0	$0	$0	$0
(1)    The amounts reported are also reported under the Salary and Non-Equity Incentive Plan Compensation columns, as applicable, in the Summary Compensation Table.
(2)    The amounts reported are also reported under the All Other Compensation column in the Summary Compensation Table and represent contributions earned in the last completed fiscal year but not credited until the following fiscal year.
(3)    The following portion of the amounts reported in this column, which represents above-market interest on deferred compensation, is reported under the Change in Pension Value and Non-qualified Deferred Compensation Earnings column in the Summary Compensation Table.

Name	Above-Market Interest on Deferred Compensation
Lisa M. Barton	$24
John O. Larsen	$2,179
Robert J. Durian	$860
Raja Sundararajan	$0
David A. de Leon	$0
(4)    The following amounts included in this column for the Alliant Energy Deferred Compensation Plan also have been reported in the Total column of the Summary Compensation Table for 2023 and 2022.

Name	Reported for 2023	Reported for 2022
Lisa M. Barton	$47,135	N/A
John O. Larsen	$35,946	$34,456
Robert J. Durian	$78,889	$74,423
Raja Sundararajan	$11,539	N/A
David A. de Leon	N/A	N/A
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EXECUTIVE COMPENSATION
We maintain the Alliant Energy Deferred Compensation Plan (AEDCP) under which participants, including our current named executive officers, may defer up to 80% of base salary and annual incentive pay. Participants who have made the maximum allowed contribution to the Alliant Energy Corporation 401(k) Savings Plan may receive an additional credit from the Company to the AEDCP. The credit made in March 2024 was equal to 50% of A - B, where:
A = the lesser of (i) 8% of base salary for the plan year or (ii) the sum of the amounts (if any) contributed by the participant to the Alliant Energy Corporation 401(k) Savings Plan during the applicable year that were eligible for matching contributions under the Alliant Energy Corporation 401(k) Savings Plan, plus the amounts deferred by the participant during the applicable year under the AEDCP; and
B = the amount of any matching contributions under the Alliant Energy Corporation 401(k) Savings Plan on behalf of the participant for the applicable year.
The participant may elect to have his or her deferrals credited to an Interest Account, Equity Account, Company Stock Account or Mutual Fund Account. Deferrals and matching contributions to the Interest Account receive an annual return based on the 10-year Treasury Bond Rate plus 1.50%. Deferrals and matching contributions credited to the Equity Account are treated as invested in an S&P 500 index fund. Deferrals and matching contributions credited to the Mutual Fund Account are treated as invested in a mutual fund or other investment vehicle offered under the Alliant Energy Corporation 401(k) Savings Plan and selected by the participant. Deferrals and matching contributions credited to the Company Stock Account are treated as though invested in our common stock and are credited with dividend equivalents, which are treated as if reinvested. The shares of common stock identified as obligations under the AEDCP are held in a rabbi trust. Payments from the AEDCP due to death or retirement may be made in a lump sum or in annual installments for up to 10 years at the election of the participant. Payments from the AEDCP for any reason other than death or retirement are made in a lump sum. Participants in the AEDCP are certain members of management or highly compensated employees under ERISA, and include all our current named executive officers except for Mr. de Leon.
We maintain a frozen legacy deferred compensation plan (the IES Deferred Compensation Plan), in which Mr. Larsen has a frozen account balance in the amount of $52,674 as of December 31, 2024. An interest credit is provided for the balance in the account at an annual rate of 9%. This plan was frozen on April 21,1998, and since then, no amounts have been deferred to the account.
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EXECUTIVE COMPENSATION
2024 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Tables
The following tables describe potential payments and benefits under our compensation and benefit plans and arrangements to which our named executive officers would be entitled upon termination of employment and/or a change in control of our Company. The estimated amount of compensation payable to each of our named executive officers in each situation is listed in the following tables assuming that the termination and/or change in control of our Company occurred on December 31, 2024, the last business day of our last completed fiscal year, and that our common stock is valued at $59.14, which was the closing market price for our common stock on that date. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control and therefore the actual amounts will vary from the estimated amounts in the following tables. Descriptions of the circumstances that would trigger payments or benefits to our named executive officers, the method under which such payments and benefits are determined under the circumstances, the material conditions and obligations applicable to the receipt of payments or benefits, and other material factors regarding such agreements and plans, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables.

Lisa M. Barton	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$1,075,000	$0	$7,232,063	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$8,351	$0	$28,703	$0
Lump Sum SRP	$0	$0	$0	$0	$8,000	$0
Unearned Restricted Stock Units	$2,171,088	$2,171,088	$602,415	$2,171,088	$602,415	$602,415
Unearned Performance Restricted Stock Units	$1,210,123	$1,210,123	$806,729	$1,210,123	$806,729	$806,729
Unearned Performance Shares	$5,303,143	$5,303,143	$2,120,701	$5,303,143	$2,120,701	$2,120,701
Outplacement Services	$0	$0	$10,000	$0	$107,500	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Total Pre-Tax Benefit	$8,684,354	$8,684,354	$4,623,196	$8,684,354	$10,916,111	$3,529,845

John O. Larsen	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$967,500	$0	$6,364,215	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$12,897	$0	$42,981	$0
Lump Sum SRP	$0	$0	$0	$0	$0	$0
Unearned Restricted Stock Units	$2,726,532	$2,726,532	$662,627	$2,726,532	$662,627	$662,627
Unearned Performance Restricted Stock Units	$2,422,227	$2,422,227	$1,614,818	$2,422,227	$1,614,818	$1,614,818
Unearned Performance Shares	$5,757,398	$5,757,398	$2,625,639	$5,757,398	$2,625,639	$2,625,639
Outplacement Services	$0	$0	$10,000	$0	$96,750	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Total Pre-Tax Benefit	$10,906,157	$10,906,157	$5,893,481	$10,906,157	$11,417,030	$4,903,084

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EXECUTIVE COMPENSATION

Robert J. Durian	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$650,000	$0	$2,340,000	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$8,351	$0	$28,703	$0
Lump Sum SRP	$0	$0	$0	$0	$0	$0
Unearned Restricted Stock Units	$912,116	$912,116	$232,122	$912,116	$232,122	$232,122
Unearned Performance Restricted Stock Units	$709,828	$709,828	$473,238	$709,828	$473,238	$473,238
Unearned Performance Shares	$2,026,462	$2,026,462	$882,546	$2,026,462	$882,546	$882,546
Outplacement Services	$0	$0	$10,000	$0	$65,000	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Total Pre-Tax Benefit	$3,648,406	$3,648,406	$2,256,257	$3,648,406	$4,031,609	$1,587,906

Raja Sundararajan	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$600,000	$0	$2,100,000	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$4,180	$0	$16,097	$0
Lump Sum SRP	$0	$0	$0	$0	$2,000	$0
Unearned Restricted Stock Units	$618,250	$618,250	$157,691	$618,250	$157,691	$157,691
Unearned Performance Restricted Stock Units	$477,792	$477,792	$318,528	$477,792	$318,528	$318,528
Unearned Performance Shares	$1,376,927	$1,376,927	$598,319	$1,376,927	$598,319	$598,319
Outplacement Services	$0	$0	$10,000	$0	$60,000	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Total Pre-Tax Benefit	$2,472,969	$2,472,969	$1,688,718	$2,472,969	$3,262,635	$1,074,538

David A. de Leon	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$465,000	$0	$1,581,000	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$8,351	$0	$28,703	$0
Lump Sum SRP	$0	$0	$0	$0	$0	$0
Unearned Restricted Stock Units	$309,776	$309,776	$81,097	$309,776	$81,097	$81,097
Unearned Performance Restricted Stock Units	$219,292	$219,292	$146,194	$219,292	$146,194	$146,194
Unearned Performance Shares	$709,947	$709,947	$300,668	$709,947	$300,668	$300,668
Outplacement Services	$0	$0	$10,000	$0	$46,500	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Total Pre-Tax Benefit	$1,239,015	$1,239,015	$1,011,310	$1,239,015	$2,194,162	$527,959

ALLIANT ENERGY | 2025 Proxy Statement | 51

EXECUTIVE COMPENSATION
Change in Control Agreements
We currently have in effect Key Executive Employment and Severance Agreements (KEESAs) with all our named executive officers. The KEESAs provide that each executive officer who is a party thereto is entitled to benefits if, within a period of up to two years after a change in control of our Company (as defined below), or within 180 days prior thereto in connection with a change in control, the executive’s employment ends as a result of: (a) termination by us, other than by reason of death or disability or for cause (as defined below), or (b) termination by the officer for good reason (as defined below).
The KEESAs provide the following benefits in the event of a qualifying termination up to two years after a change of control, each of which is reflected in the tables above, assuming the maximum potential amounts payable pursuant to the terms of the KEESAs:
•outplacement services at a cost not to exceed 10% of the officer’s annual base salary
•continuation of life, medical and dental insurance coverage for up to two years
•full vesting of the officer’s accrued benefit under any SRP and in any defined contribution retirement plan such as the Excess Retirement Plan, and deemed satisfaction of any minimum years of service requirement under the SRP (the amounts shown in the tables above assume a lump sum form of payment under the SRP using the 2025 lump sum interest rate of 4.21% and a single life annuity or lump sum payment under our qualified Cash Balance Pension Plan and non-qualified Excess Retirement Plan using a lump sum interest rate for payment commencing in fiscal 2025 (i.e., IRS PPA lump sum segment interest rate of 4.42%, 5.04%, and 5.46%)), provided that the form and time for payment of benefits will be in accordance with the terms of the applicable plan
•payment under outstanding equity awards pursuant to the terms of the plan and the agreement under which the awards were granted
•cash termination payment of 2.99 times for the CEO and Executive Chair, and for the other executive officers, two times the sum of (i) the executive officer’s annual base salary and (ii) the executive officer’s target annual incentive pay for the year in which the termination occurs (Cash Termination Payment), and
•reimbursement for up to $10,000 in legal or accounting advisor fees relating to the computation of cash amounts due under the KEESAs.
The KEESAs provide only the Cash Termination Payment and reimbursement of legal and accounting fees in the event of a qualifying termination within 180 days prior to a change in control.
The KEESAs provide that if any portion of the benefits under the KEESAs, or under any other agreement, would constitute an excess parachute payment for purposes of the tax code, the executive may receive the better, on an after-tax basis, of either a payment $1 less than the maximum amount they may receive without becoming subject to the 20% excise tax, or receive the fully calculated payment subject to applicable excise taxes for which they would be personally responsible. The potential payment and benefit amounts shown in the table above assume the executives receive the full payment under the KEESAs without giving effect to the cutback provision.
In consideration of the KEESA benefits, the executive agrees not to compete with us for a period of one year after the executive leaves us, and to keep in confidence any proprietary information or confidential information for a period of five years after the executive officer leaves us. Both of these conditions can be waived in writing by our CEO and Board of Directors, respectively.
Under the KEESAs, a “change in control” is deemed to have occurred if:
•any person (with certain exceptions set forth in the KEESAs) is or becomes the beneficial owner of securities representing 30% or more of our outstanding shares of common stock or combined voting power
•there is a change in a majority of our Board of Directors during a 12-month period that is not approved by at least two-thirds of the existing directors
•we complete a merger, consolidation or share exchange with any other corporation (or the issuance of voting securities in connection with a merger, consolidation or share exchange) in which our shareowners control less than 50% of the combined voting power after the merger, consolidation or share exchange, or
•our shareowners approve, and we complete, a plan of complete liquidation or dissolution or we effect the sale or disposition of all or substantially all of our assets.
Under the KEESAs, the term “cause” generally means:
•engaging in intentional conduct that causes us demonstrable and serious financial injury
•conviction of a felony that substantially impairs the officer’s ability to perform duties or responsibilities, or
•continuing willful and unreasonable refusal by an officer to perform duties or responsibilities.
Under the KEESAs, the term “good reason” generally means:
•a material breach of the agreement by us
•a material diminution in the officer’s base compensation, or
•a material diminution in the officer’s authority, duties or responsibilities, including a material diminution in the budget over which he or she retains authority.
The executive must notify the Company of the existence of the good reason event within 90 days of such event, and the Company must be given a 30-day period to cure the event.

ALLIANT ENERGY | 2025 Proxy Statement | 52

EXECUTIVE COMPENSATION
Long-Term Equity Award Agreements
The agreements under which we have awarded long-term equity grants to our executive officers provide that:
•if the performance contingency under the award is satisfied and if the executive’s employment is terminated by reason of death, disability, or retirement after the end of the first performance year of the performance period, the executive will be entitled to the full value of the award earned at the end of the performance period
•if the performance contingency under the award is satisfied and if the executive’s employment is terminated by reason of death, disability, or retirement during the first year of the performance period, the executive will be entitled to a prorated value of the award, determined at the end of the performance period, based on the ratio of the number of months the executive was employed during the performance period to 12 months
•if the performance contingency under the award is satisfied and if the executive’s employment is terminated by reason of involuntary termination without cause, the executive will be entitled to the prorated value of the award, determined at the end of the performance period, based on the ratio of: (i) the number of months the executive was employed during the performance period to (ii) the total number of months in the performance period
•with respect to restricted stock units that vest based on continuous service: (i) if the executive’s employment is terminated by reason of death, disability, or retirement on or after the first anniversary of the vesting period’s start date, the executive will be entitled to the full value of the award, and if such termination is prior to the first anniversary of the vesting period’s start date, the executive will be entitled to a prorated value of the award, based on the ratio of the number of months the executive was employed during the period to 12 months, and (ii) if the executive’s employment is terminated by reason of involuntary termination without cause after the first anniversary of the grant date, the executive will be entitled to a prorated value of the award, based on the ratio of the number of months the executive was employed following the vesting period start date to 36 months, in each case payable at the end of the vesting period, and
•if a change in control of our Company occurs, which is generally defined in the same manner as under the KEESAs, the executive will be entitled to receive, in a single lump sum following the end of the performance period, and subject to continuous employment (with exceptions for certain qualifying terminations), the cash value of the long-term equity awards as follows: (i) in the case of performance shares and performance restricted stock units, the value based on the Company’s stock price as of the date immediately preceding the change in control date multiplied by the number of target performance shares or performance restricted stock units, and (ii) in the case of restricted stock units, the value of the full number of restricted stock units based on the stock price as of the date immediately preceding the change in control date (including, in each case, any accrued unearned dividend equivalents).
Retirement means the officer has reached age 55 and the officer’s age, in whole years, added to the number of whole years of the officer’s continuous employment with the Company, totals 65 or greater.
The tables above include the amounts attributable to the shares that would be received by our named executive officers valued at the closing price of our common stock on December 31, 2024 and assuming, in the case of a termination by reason of death, disability, involuntary termination without cause, or retirement, that any applicable performance contingency was satisfied at target.
Executive Severance Plan
We also maintain a general executive severance plan, which applies if an executive’s position is eliminated or significantly altered by us. The plan provides for a minimum level of severance pay equal to: (i) lump sum payment of one times the executive’s annual base salary, (ii) up to 18 months of COBRA coverage, or to the extent eligible, retiree medical coverage (six months of either are paid by us), (iii) outplacement services and/or tuition reimbursement of up to $10,000, and (iv) access to our employee assistance program. Eligibility for benefits under this plan is conditioned on the executive executing a severance agreement and release form. Severance packages of executive officers are approved by the Compensation and Personnel Committee.
Pension Plans
The tables above do not include any amounts for the Alliant Energy Cash Balance Pension Plan because the plan is not impacted by the nature of the termination of employment nor whether there has been a change in control of the Company. The tables above also do not include any amounts for the DB SRP other than in the event of a termination after a change in control because those plans are not impacted by the nature of the termination of employment unless there has been a change in control of our Company, in which case the benefits under the DB SRP may be enhanced under the KEESAs as described above under Change in Control Agreements. The tables above show an amount for Ms. Barton and Mr. Sundararajan related to the Alliant Energy Excess Retirement Plan in the event of a change in control because the unvested balance would be fully vested under the KEESA. All other named executive officers are fully vested in the Excess Retirement Plan.

ALLIANT ENERGY | 2025 Proxy Statement | 53

EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
We believe our compensation philosophy and approach creates a strong link between executive compensation and Company performance. As described more fully in our Compensation Discussion and Analysis, our executive compensation program is guided by our purpose and values and is designed to promote our strategy.
In accordance with SEC rules, the table below shows (i) the compensation reported in the Summary Compensation Table and the Compensation Actually Paid (calculated in accordance with SEC rules) for the Principal Executive Officer (PEO) for each year below and (ii) the average compensation reported in the Summary Compensation Table for the non-PEO named executive officers and the average Compensation Actually Paid (calculated in accordance with SEC rules) for the non-PEO named executive officers for each year below. It also includes the total shareholder return (TSR) for Alliant Energy and our defined peer group, our net income and adjusted EPS for each year. References to the Company in this section refer to Alliant Energy.

					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to non-PEO Named Executive Officers(3)	Alliant Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)	Alliant Net Income (5) (Millions)	Alliant Adjusted EPS (6)
2024	$6,971,735	$8,538,292	$3,218,133	$3,749,025	$126.64	$127.32	$690	$3.04
2023	$9,709,782	$7,235,148	$2,593,105	$2,483,122	$106.09	$106.90	$703	$2.82
2022	$7,286,977	$5,361,068	$1,558,260	$1,132,675	$110.24	$117.09	$686	$2.80
2021	$10,449,260	$10,185,275	$1,630,049	$2,208,076	$119.13	$115.76	$674	$2.65
2020	$11,020,134	$5,985,432	$1,639,294	$1,643,446	$97.08	$98.84	$624	$2.44

(1) Reflects Summary Compensation Table Total compensation for Ms. Barton, our PEO for 2024 as reported in this Proxy Statement, and for Mr. Larsen, our PEO as his compensation is reported in the 2024, 2023, 2022, and 2021 Proxy Statements.
(2) Reflects Summary Compensation Table Total compensation for the following non-PEO Named Executive Officers (NEOs) reported in the Proxy Statements for each year listed below.

Name	2024	2023	2022	2021	2020
Lisa M. Barton	N/A	X	N/A	N/A	N/A
John O. Larsen	X	N/A	N/A	N/A	N/A
Robert J. Durian	X	X	X	X	X
Raja Sundararajan	X	X	N/A	N/A	N/A
David A. de Leon	X	X	X	X	X
Terry L. Kouba	N/A	X	X	X	X
James H. Gallegos	N/A	N/A	X	X	X
Michael S. Luhrs	N/A	N/A	X	N/A	N/A

ALLIANT ENERGY | 2025 Proxy Statement | 54

EXECUTIVE COMPENSATION
(3) The following adjustments were made to Total compensation reported in the Summary Compensation Table (SCT) for 2024 below to arrive at compensation actually paid to the PEO and the non-PEO NEOs, computed in accordance SEC rules. Amounts below are based on average amounts for the non-PEO NEOs in 2024.

	2024
	PEO ($)	Average non-PEO NEOs ($)
SCT Total	$6,971,735	$3,218,133
Less SCT Grant Date Fair Value of Equity Awards	($4,437,940)	($1,705,472)
Less SCT Change in Pension Value	($24)	($67,010)
Plus Pension Plan Service Cost During Applicable Year	$—	$10,971
+/- Change in Fair Value as of Year-End for Equity Awards Granted in Prior Fiscal Years that Remain Outstanding and Unvested at Year-End	$404,616	$461,324
- Fair Value as of Prior Year-End for Equity Awards Granted in Any Prior Year that Failed to Vest During Applicable Year	$—	($214,495)
+/- Change in Fair Value as of Vest Date for Equity Awards Granted in Any Prior Year That Vest During Applicable Year (Compared to Fair Value as of Prior Year-End)	$—	($105,393)
+ Fair Value as of Year-End for Equity Awards Granted and that Remain Outstanding and Unvested at Year-End	$5,599,905	$2,150,967
Compensation Actually Paid	$8,538,292	$3,749,025

(4) Reflects the Company’s TSR and Peer Group TSR based on the EEI Stock Index for the listed year. The EEI Stock Index is used to evaluate the Company’s TSR against peers as disclosed in the Compensation Discussion and Analysis and is also set forth in the stock performance graph included in the Company’s annual report for the year ended December 31, 2024. The amounts reported assume $100 was invested, as applicable, in each of the Company and the EEI Stock Index for the period starting December 31, 2019 through the end of the listed year.
(5) The Company’s Net Income as reported in its GAAP audited financial statements for the listed year.
(6) The Company’s Adjusted EPS as reported for the listed year in its proxy statements. Adjustments to GAAP EPS for 2022, 2023 and 2024 are shown on page 24 in the Compensation Discussion and Analysis. Adjusted EPS in 2021 excludes a loss of $0.02 per share for the non-cash charge related to the redemption of IPL preferred stock. Adjusted EPS in 2020 excludes a gain of $0.02 per share related to credit loss adjustments on a guarantee for an affiliate of Whiting Petroleum Corporation, a gain of $0.02 per share related to a tax valuation allowance adjustment, and a loss of $0.01 per share resulting from a settlement loss for the IPL retirement plan.
Most Important Financial Metrics
The most important financial performance metrics used by the Compensation and Personnel Committee for linking compensation actually paid to our PEO and our other NEOs to Company performance for 2024 are set forth below.

Financial Metric
Total Shareholder Return (TSR)
Net Income
Earnings Per Share (EPS)

ALLIANT ENERGY | 2025 Proxy Statement | 55

EXECUTIVE COMPENSATION
Relationship Between Compensation Actually Paid and Financial Performance Measures
Our compensation programs are designed to link executive pay to the financial performance of the Company. As shown below, our executive compensation has a strong link to TSR, EPS and Net Income performance. This strong link is created by our long-term incentive compensation being heavily weighted to TSR, EPS and Net Income and our annual incentive compensation being heavily weighted to EPS. Our incentive compensation plan design is discussed further in the Compensation Discussion and Analysis. The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above.

ALLIANT ENERGY | 2025 Proxy Statement | 56

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Proposal Two—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Securities Exchange Act of 1934, we ask shareowners to cast an advisory, non-binding vote to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative discussions contained in this Proxy Statement. While this vote is non-binding, we value the opinions of our shareowners and will consider the outcome of the vote when making future compensation decisions. The Board of Directors has adopted a policy to hold this advisory vote on the compensation of our named executive officers annually, with the next vote on the compensation of our named executive officers expected to occur at our 2026 Annual Meeting of Shareowners.
In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on page 22 of this Proxy Statement. As described in the Compensation Discussion and Analysis, we believe that our compensation programs effectively meet our objectives of rewarding strong performance, aligning the interests of executives and shareowners and maintaining our competitive positioning for top talent critical to our success.
Accordingly, the Board of Directors recommends that the shareowners vote, on an advisory, non-binding basis, in favor of the following resolution:
“RESOLVED, that the shareowners approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion contained in this Proxy Statement.”
The votes cast FOR must exceed the votes cast AGAINST the proposal at the Annual Meeting (assuming a quorum is present) to approve the compensation of our named executive officers as disclosed in this Proxy Statement. For purposes of determining the vote required for this proposal, abstentions and broker non-votes will have no impact on the vote. This advisory vote on the compensation of our named executive officers is not binding on us, our Board of Directors or the Compensation and Personnel Committee. However, our Board of Directors and the Compensation and Personnel Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

☑	The Board of Directors recommends a vote FOR approval, on an advisory, non-binding basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

ALLIANT ENERGY | 2025 Proxy Statement | 57

REPORT OF THE AUDIT COMMITTEE
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of our Board of Directors at the time this report was approved was composed of four directors, each of whom is independent under the applicable SEC and Nasdaq Stock Exchange rules. The Committee operates under a written charter adopted by the Board of Directors.
Our management is responsible for establishing and maintaining adequate internal control over financial reporting. The independent registered public accounting firm is responsible for expressing opinions that our consolidated financial statements are presented fairly, in all material respects, and are in conformity with accounting principles generally accepted in the United States of America and on the effectiveness of our internal control over financial reporting based on the criteria established by the Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, SEC regulations (including Rule 2-07 of Regulation S-X) and listing exchange requirements.
Our independent registered public accounting firm has provided to the Committee the written communications required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Committee concerning independence. The Committee has discussed the independence of the independent registered public accounting firm with the firm.
Based on the Committee’s reviews and discussions with management, the internal auditor and the independent registered public accounting firm referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
AUDIT COMMITTEE
N. Joy Falotico (Chair)
Thomas F. O’Toole
Christie Raymond
Carol P. Sanders

ALLIANT ENERGY | 2025 Proxy Statement | 58

AUDIT FEES

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other permitted services performed by the independent registered public accounting firm. The policy provides for pre-approval by the committee of specifically defined audit and non-audit services after the committee is provided with the appropriate level of details regarding the specific services to be provided. The policy does not permit delegation of the committee’s authority to management. In the event the need for specific services arises between committee meetings, the committee has delegated to the Chair of the committee authority to approve permitted services provided that the Chair reports any decisions to the committee at its next scheduled meeting. In accordance with the policy, the committee pre-approved all audit, audit-related, tax and other permitted services performed by Deloitte & Touche LLP and its affiliates and related entities in 2024.
The fees that were billed to the Company by its independent registered public accounting firm for work performed on behalf of our Company and our subsidiaries for 2023 and 2024 were as follows:

Component	2023	2024
Audit Fees	$3,149,000	$2,837,000
Audit-Related Fees	$167,000	$169,000
Tax Fees	$394,000	$7,000
All Other Fees	$8,000	$4,000
Audit fees consisted of the fees billed for: (i) the audits of the consolidated financial statements of our Company and our subsidiaries included in our Form 10-K; (ii) the audit of the effectiveness of our internal controls over financial reporting; (iii) reviews of financial statements included in Form 10-Q filings; and (iv) services normally provided in connection with statutory and regulatory filings, such as financing transactions.
Audit-related fees consisted of the fees billed for services rendered related to employee benefits plan audits and other attest services.
Tax fees for 2024 consisted of fees billed for professional services rendered for tax compliance, and in 2023 consisted of the fees billed for professional services rendered for tax compliance, tax advice and tax planning, including all services performed by the tax professional staff of affiliates of the independent registered public accounting firm, except those rendered in connection with the audit.
All other fees for 2023 and 2024 consisted of license fees for accounting research software products and seminars.
The Audit Committee does not consider the provision of non-audit services by the independent registered public accounting firm described above to be incompatible with maintaining the independence of the independent registered public accounting firm. The committee discussed with our internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of our internal controls and the overall quality of our financial reporting.

ALLIANT ENERGY | 2025 Proxy Statement | 59

RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

Proposal Three—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025
In accordance with its charter, the Audit Committee of the Board of Directors appointed the firm of Deloitte & Touche LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for 2025, as well as to report on the effectiveness of our internal controls over financial reporting as of December 31, 2025, and is requesting that its shareowners ratify such appointment.
Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement. Further information about the services of Deloitte & Touche LLP, including the fees paid in 2023 and 2024, is set forth under Fees Paid to Independent Registered Public Accounting Firm.
The votes cast FOR must exceed the votes cast AGAINST the proposal at the Annual Meeting (assuming a quorum is present) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025. For purposes of determining the vote required for this proposal, abstentions will have no impact on the vote. If the appointment is not ratified, the failure by the shareowners to ratify will be considered by the Audit Committee as an indication that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the shareowners ratify the appointment, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interest of the Company.

☑	The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025.

ALLIANT ENERGY | 2025 Proxy Statement | 60

SHAREOWNER PROPOSAL

Proposal Four—SHAREOWNER PROPOSAL REQUESTING THIRD-PARTY EVALUATION OF GREENHOUSE GAS EMISSIONS REDUCTION TARGETS
We expect the following shareowner proposal to be presented for consideration at the Annual Meeting by the Office of the Comptroller of the City of New York, as the custodian and a trustee of the New York City Teachers’’ Retirement System, the New York City Employees’’ Retirement System and the New York City Police Pension Fund (together, the “Systems”), which beneficially owned an aggregate of 345,870 shares of our common stock as of November 21, 2024. The proposal, along with the supporting statement, is included below. The Systems’ request was submitted by Brad Lander, Comptroller of the City of New York, One Centre Street, New York, New York 10007-2341 on behalf of the Boards of Trustees of the Systems.
The following proposal and supporting statement were submitted by the Systems:
Evaluation of Greenhouse Gas Reduction Targets
RESOLVED: Shareholders request that Alliant Energy Corporation (Alliant), at reasonable cost and omitting proprietary information, disclose an evaluation conducted by an independent third-party of the alignment of its short- and medium-term greenhouse gas emissions reduction targets with the Paris Agreement’s goals of limiting global temperature rise. The disclosure should include an independent third-party assessment of the methodology that Alliant used to set its targets.
Supporting Statement
International scientific bodies recognize the critical role that the US electricity sector plays in meeting the Paris Agreement’s goals of limiting global temperature rise. For example, according to the International Energy Agency (IEA), reaching global net zero emissions for the energy sector by 2050 requires “overall net zero emissions electricity in advanced economies,” such as the US, by 2035.[1] Meeting the Paris Agreement’s goals is necessary to avoid increasingly severe climate risks for companies and investment risks for investors.
Alliant aspires to achieve net-zero greenhouse gas emissions from its utility operations by 2050 and has a goal of 50% reduction by 2030 from a 2005 baseline.[2] Alliant has not disclosed other interim targets. However, Alliant has not obtained independent third-party validation that its targets are based on sound methodology and actually aligned with the Paris Agreement goals.
The Transition Pathway Initiative (TPI) recently conducted an assessment utilizing the IEA Net Zero Scenario (the most broadly accepted and globally used scenario for assessing the pace of the energy transition and Paris-alignment) and found that Alliant’s 2030 target is not in alignment with the Paris Agreement’s goals of limiting global temperature rise. For example, according to TPI’s comparison to North American benchmarks, the carbon intensity of Alliant’s published 2030 target may be as much as 5.9 times the level consistent with limiting global average temperature rise to 1.5 degree Celsius and more than 4 times the level consistent with Below 2 Degrees outcomes.[3]
As a result, long-term investors are concerned that Alliant targets may not be aligned with Paris agreement goals and believe that Alliant disclosure of independently evaluated targets is a credible way to address these concerns.
We urge shareholders to vote FOR the proposal.
[1] Net Zero by 2050 – Analysis - IEA
[2] https://www.alliantenergy.com/cleanenergy/ourenergyvision/responsibilityreport/esgdatareports
[3] https://www.transitionpathwayinitiative.org/companies/alliant-energy?view=regional
Board of Directors Response
The Board of Directors opposes this shareowner proposal and recommends shareowners vote AGAINST it for the reasons set forth below.
We have already disclosed an evaluation of our greenhouse gas emissions reduction targets. The Company has put significant effort into the development of our Clean Energy Blueprint strategy to support our transition to renewable energy. Based on that strategy, we established Clean Energy Vision goals as follows:
By 2030:
•Reduce greenhouse gas emissions from the Company’s utility operations by 50% from 2005 levels
•Reduce the Company’s electric utility water supply by 75% from 2005 levels
•Electrify 100% of the Company’s company-owned light-duty fleet vehicles
By 2040:
•Eliminate all coal from the Company’s generation fleet
By 2050:
•Aspire to achieve net-zero greenhouse gas emissions from the Company’s utility operations
After establishing the Clean Energy Vision, we commissioned a climate study (the “EPRI Study”) by the Electric Power Research Institute (“EPRI”), a nonprofit, independent, scientific research organization, to provide a long-term perspective on the possible effects of climate change in relation to our strategy, including completion of comprehensive low-carbon transition scenario analyses to better understand whether and how the Company’s goals aligned with the Paris Agreement.
ALLIANT ENERGY | 2025 Proxy Statement | 61

SHAREOWNER PROPOSAL
The summary of that study is disclosed in our 2024 Climate Report (the “Climate Report”). The Climate Report summarizes the outcomes of the EPRI Study, including a technical evaluation of our greenhouse gas emissions targets. The Climate Report further discloses the conclusions from the EPRI Study that our 2030 and 2050 emissions reduction goals are aligned with the Paris Agreement temperature goal because they are aligned with the range of global emissions pathways scientifically consistent with limiting global warming to 1.5°C and 2°C.
The proposal requests a report that we have already provided. Alternatively, it requests we engage a third party to evaluate the EPRI Study, which evaluated our greenhouse gas emissions reductions targets, which is duplicative, and we believe it is not the best use of company and shareowner resources.
The scientific evaluation was conducted by an independent third-party. EPRI is a nonprofit, independent, scientific research organization with a public benefit mandate. EPRI staff contribute as lead authors for the Intergovernmental Panel on Climate Change (“IPCC”) reports assessing the state of knowledge of climate change. In addition to EPRI’s scientific qualifications, we believe that EPRI is an independent third party for purposes of completing the evaluation of our greenhouse gas emissions reduction targets. We work with EPRI on various initiatives to facilitate a transition to a low-carbon future and disclose such initiatives in the Climate Report. We do not, however, have any controlling relationship with or significant influence on EPRI, nor did EPRI assist us in setting the emissions reduction goals that were evaluated in the EPRI Study. All relevant connections between the Company and EPRI are disclosed, and none create a conflict of interest, result in EPRI evaluating its own work, or cause EPRI to be an advocate for the Company.
The Climate Report follows a well-recognized voluntary disclosure framework. The Climate Report is organized according to the Task Force on Climate-related Financial Disclosures (TCFD) recommendations, and the low-carbon transition analyses assessed by the EPRI Study were developed based on TCFD’s guidance for evaluating climate scenarios. We believe that the TCFD framework and guidance is globally recognized for voluntary climate-related disclosures, helping companies provide transparent information about climate-related risks and opportunities. There is ongoing public discussion and analysis regarding how to implement and assess decarbonization strategies across different industries, and some assessments consider only a single scenario without company-specific considerations and are inconsistent with the TCFD’s guidance for evaluating a company’s climate-related risks and opportunities. We are working to determine the best way to evaluate the role our actions have on global climate change just as many other organizations are doing. At this time, we believe the TCFD framework is the most common and most appropriate framework to follow.
We are transparent in our progress toward our emissions reduction goals. We regularly report on progress toward achievement of our greenhouse gas emissions reduction goals. The Climate Report states that in 2023, we achieved a 38% reduction in CO2 emissions compared to 2005 levels, we have retired approximately 1,475 megawatts (MW) of coal generation since 2005, and plans continue to be developed for phasing out coal at our company owned and operated electric generation units by 2040 based on commercial availability of new technologies as well as customer affordability and energy reliability needs.
We have a strong track record of building renewable generation, retiring coal generating facilities and reducing our greenhouse gas emissions. We established our Clean Energy Blueprint to accelerate our transition to renewable energy and diversify our energy mix across Iowa and Wisconsin. And, we have been successfully executing our Clean Energy Blueprint by:
•Retiring almost 1.5 gigawatts (GW) of coal generation
•Placing in service 1.5 GW of solar generation
•Placing in service 1.8 GW of wind generation – making us the third-largest utility owner-operator of wind in the nation
•Fortifying our hydroelectric generation facilities.
We are proud of the work we have done to reduce our greenhouse gas emissions while also keeping our system reliable and our costs affordable to our customers.
The Board does not believe it is in the best interests of shareowners to prepare an additional evaluation of our greenhouse gas emissions reductions. We already commissioned a third-party evaluation of our goals and publicly disclosed the results of that evaluation. We continue to make progress implementing our Clean Energy Blueprint and reporting on our progress. We believe conducting an additional third party evaluation as requested in the proposal would be an inefficient use of shareowner resources.

☒	The Board of Directors recommends a vote AGAINST the Shareowner Proposal Requesting Third-Party Evaluation of Greenhouse Gas Emissions Reduction Targets.
ALLIANT ENERGY | 2025 Proxy Statement | 62

GENERAL INFORMATION

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
1.    Why am I receiving these materials?
Our Board of Directors is providing these proxy materials to you in connection with our Annual Meeting, which will take place on May 16, 2025. As a shareowner, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this Proxy Statement. In accordance with SEC rules, a notice containing instructions on how to access this Proxy Statement and our annual report online was mailed, starting on or about April 1, 2025, and we provided access to our materials online before that date to holders of our common stock on the close of business on the record date.
2.    How can I attend the Annual Meeting?
The 2025 Annual Meeting of Shareowners will be held exclusively online via live webcast. Shareowners of record as of the close of business on March 17, 2025, and persons holding valid proxies from shareowners of record, are entitled to participate in and submit questions in writing before and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LNT2025. To participate in the online Annual Meeting, you will need the 16-digit control number included on your proxy card. If you hold your shares through a broker, bank or other record holder, you may gain access to the meeting by logging into your brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank or other record holder.
The Annual Meeting will begin promptly at 9:00 a.m. CDT. Online check-in will begin at 8:45 a.m. CDT. Please allow ample time for the online check-in procedures.
An audio broadcast of the Annual Meeting will be available by telephone toll-free at (877) 346-6110. If you call the toll-free number, you will be able to listen to the Annual Meeting but will not be able to vote your shares or ask questions.
3.    How can I ask questions at the Annual Meeting?
If you wish to submit a question prior to the Annual Meeting, you may do so prior to the meeting by logging into www.proxyvote.com and entering your 16-digit control number. Once past the log-in screen, click on Question for Management, type in your question, and click Submit. Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/LNT2025, type your question into the Ask a Question field, and click Submit.
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions relating to employee or retiree benefits, which further personal interests that may not be of interest to all shareowners or are rude or derogatory are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be answered online and posted at the Investors tab of our website at www.alliantenergy.com/investors.
4.    Why are you holding the Annual Meeting online?
This is our eighth year holding a virtual-only Annual Meeting. We believe that a virtual Annual Meeting facilitates greater participation by providing easy access to the meeting and allowing shareowners to participate from any location around the world. All of our shareowners will be able to participate in the Annual Meeting online without prohibitive cost or inconvenience and without other logistical issues connected with a physical meeting. All shareowners can submit questions in writing as provided in Question 3. A replay of the meeting will be available for one year at the annual meeting website and on the Investors tab of our website at www.alliantenergy.com/investors.
5.    What if I have difficulties accessing the pre-meeting forum or locating my 16-digit control number prior to the day of the Annual Meeting?
Prior to the day of the Annual Meeting, if you need assistance with your 16-digit control number and you hold your shares in your own name, please call toll-free (800) 353-1089 in the United States. If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your 16-digit control number.
6.    What if I have technical difficulties or trouble accessing the webcast of the Annual Meeting?
If you encounter any difficulties accessing the webcast of the Annual Meeting during the check-in or during the Annual Meeting itself, including any difficulties with your 16-digit control number, please call toll-free (844) 976-0738 in the United States, or (303) 562-9301 if calling from outside the United States, for assistance. Technicians will be ready to assist you beginning at 8:45 a.m. CDT.
7.    Who is entitled to vote at the Annual Meeting?
Only shareowners of record at the close of business on March 17, 2025 are entitled to vote at the Annual Meeting. As of the record date, 256,873,206 shares of our common stock were issued and outstanding. Each shareowner is entitled to one vote for each share of our common stock held on the record date.
8.    What items will be voted on in the Annual Meeting?
You may vote on the following proposals:
•Elect three directors nominated by our Board of Directors to serve on our Board of Directors for terms expiring at the 2028 Annual Meeting of Shareowners
•Approve, on an advisory, non-binding basis, the compensation of our named executive officers
ALLIANT ENERGY | 2025 Proxy Statement | 63

GENERAL INFORMATION
•Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025
•Shareowner proposal requesting third-party evaluation of the Company’s greenhouse gas emissions reduction targets
9.    How does the Board of Directors recommend I vote?
The Board of Directors recommends you vote:
•FOR each of the listed director nominees
•FOR approval of the compensation of our named executive officers
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025
•AGAINST the shareowner proposal requesting third-party evaluation of the Company’s greenhouse gas emissions reduction targets
10.    How do I vote?
You may vote your shares by proxy or online during the Annual Meeting. Your Board of Directors recommends you vote by proxy even if you plan to participate in the Annual Meeting. You may vote in one of four ways:
Online Prior to the Annual Meeting: You may vote by proxy online. Go to www.proxyvote.com and follow the instructions found on your proxy card.
Online During the Annual Meeting: You may vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LNT2025 and following the instructions found on your proxy card.
By Telephone: You may vote by proxy by calling the toll-free number found on the proxy card.
By Mail: You may vote by proxy by filling out the proxy card and mailing it back in the envelope provided.
If you return your signed proxy card but do not mark the boxes to indicate how you wish to vote on one or more of the proposals, your shares will be voted FOR each of the listed director nominees; FOR approval of the compensation of our named executive officers; FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025 and AGAINST the shareowner proposal requesting third-party evaluation of the Company’s greenhouse gas emissions reduction targets. If your proxy card is not signed, your votes will not be counted.
If your shares are held by a broker, bank or other record holder, you may direct the record holder to vote your proxy as provided on the notice received from the record holder. If you do not provide your broker, bank or other record holder with specific and timely voting instructions, your shares will not be voted except on Proposal Three — Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2025.
Alliant Energy is incorporated under Wisconsin law, which specifically permits electronically transmitted proxies, provided that it can be determined that the transmission was sent or authorized by the shareowner. The electronic voting procedures are designed to authenticate each shareowner by use of a control number and to confirm that the shareowner instructions are properly recorded.
11.    Can I change my vote?
Yes, you have the right to revoke your proxy at any time before the Annual Meeting by: (a) providing written notice to our Corporate Secretary at 4902 North Biltmore Lane, Madison, Wisconsin 53718; or (b) appointing a new proxy prior to the start of the Annual Meeting.
Additionally, if you attend the Annual Meeting virtually and wish to vote online during the Annual Meeting, you may revoke your proxy by voting online at that time as described above. Attendance at the Annual Meeting will not, by itself, cause your previously appointed proxy to be revoked.
If your shares are held by a bank, broker or other record holder on your behalf, you may submit voting instructions in accordance with the process provided by such record holder.
12.    What shares are included on the proxy card(s)?
Your proxy card(s) covers all of your shares of our common stock, including any shares held in your account under our Shareowner Direct Plan and the Alliant Energy Corporation 401(k) Savings Plan.
13.    How are shares voted that are held for employees in the Alliant Energy Corporation 401(k) Savings Plan?
Shares held in the Alliant Energy Corporation 401(k) Savings Plan will be included on the proxy card that covers all of your shares of our common stock and can be voted as described in Question 10. You will not receive a separate proxy card for these shares.
14.    How does the proxy voting process work?
Only if the proxy is voted as described above in Question 10 will the proxy be voted in accordance with your instructions. If a proxy is given, the persons named in the proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented for action at the meeting.
15.    What is the required vote for each proposal, assuming a quorum has been met?
A quorum is met if at least a majority of the shares of our common stock entitled to vote is represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes count as present for establishing a quorum. If you have returned valid proxy instructions or vote during the meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from any matter introduced at the Annual Meeting.
ALLIANT ENERGY | 2025 Proxy Statement | 64

GENERAL INFORMATION
Assuming a quorum is present at the Annual Meeting, the required vote for each proposal is as follows:
•    Election of Directors — Directors will be elected by a majority of the votes cast at the Annual Meeting. See Question 20 “What happens if a director nominee does not receive a majority of votes cast?” for information concerning our director resignation policy. A majority of votes cast means that the votes cast FOR a director’s election exceeds the number of votes cast AGAINST that director’s election. Abstentions and broker non-votes will not be counted as votes cast and therefore will have no impact on the vote. The proxies solicited may be voted for a substitute nominee or nominees if any of the nominees are either unable to serve or for good reason will not serve — a contingency the Board of Directors does not currently anticipate.
•    Advisory Vote on Compensation of Our Named Executive Officers — Approval of the advisory vote on executive compensation requires that the votes cast FOR the proposal exceed the votes cast AGAINST the proposal at the Annual Meeting. Abstentions and broker non-votes will have no impact on the vote.
•    Ratification of Appointment of Independent Registered Public Accounting Firm — Approval of the ratification of the appointment of our independent registered public accounting firm requires that the votes cast FOR the proposal exceed the votes cast AGAINST the proposal at the Annual Meeting. Abstentions will have no impact on the vote, and there will be no broker non-votes with respect to the proposal because brokers may exercise their discretion to vote for or against the proposal in the absence of instruction from the beneficial owners.
•    Shareowner Proposal — Approval of the shareowner proposal requesting third-party evaluation of the Company’s greenhouse gas emissions reduction targets requires that the votes cast FOR the proposal exceed the votes cast AGAINST the proposal at the Annual Meeting. Abstentions and broker non-votes will have no impact on the vote.
16.    Is there any other business to be conducted?
Our Board of Directors does not know of any business to be considered at the Annual Meeting other than the four proposals set forth in this Proxy Statement and listed in Question 8 above.
17.    Who tabulates the votes?
The inspector of election appointed for the Annual Meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
18.    Is there a list of shareowners entitled to vote at the Annual Meeting?
A list of the names of shareowners of record entitled to vote at the Annual Meeting will be available during the entire time of the Annual Meeting on the virtual annual meeting website. This list will also be available for inspection at our Madison, Wisconsin, headquarters. If you would like to view this shareowner list, please contact us in writing.
19.    Where and when will I be able to find the results of the voting?
The preliminary results of the voting will be announced during the Annual Meeting, or you may call us for the results at (800) 353-1089. We will also file the final voting results on a Current Report on Form 8-K with the SEC within four business days following the Annual Meeting.
20.    What happens if a director nominee does not receive a majority of votes cast?
Pursuant to our Bylaws, if any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) receives more AGAINST votes than FOR votes, the director nominee is required to offer his or her resignation to the Chair of the Board of Directors following certification of the shareowner vote. The Nominating and Governance Committee will consider such resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation and all other factors deemed relevant, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of final certification of the shareowner vote. The director who has tendered a resignation pursuant to this provision will not participate in the Nominating and Governance Committee’s or the Board’s deliberations or decision with respect to the tendered resignation. Full details of our majority voting policy are set forth in our Bylaws and on our website at www.alliantenergy.com/investors under the Governance tab.

ALLIANT ENERGY | 2025 Proxy Statement | 65

GENERAL INFORMATION
21.    What does it mean if I get more than one proxy card?
If your shares are registered differently and are in more than one account, then you will receive more than one proxy card. Be sure to vote all of your accounts to ensure that all of your shares are voted. When possible, we encourage you to have all accounts registered in the same name and address. You can do this by contacting EQ Shareowner Services at the address below:
EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120
or
P. O. Box 64854
St. Paul, MN 55164-0854
(800) 356-5343
www.shareowneronline.com
22.    Are the 2024 Annual Report and these proxy materials available online?
Yes. As required by the SEC, our Proxy Statement and Annual Report are available to our shareowners electronically via the internet. You can access these materials at www.alliantenergy.com/eproxy.
23.    How can I access future proxy materials and Annual Reports online?
If you are a shareowner of record, you can consent to access our future notices of shareowner meetings, proxy materials and Annual Reports electronically through our website.
Selecting electronic access allows us to save on the cost of producing and mailing these materials. If shareowners want to consent to electronic access, they should simply mark the appropriate box on a proxy card or follow the instructions provided when voting online or by telephone. If you consent to access these materials online, you will receive a proxy card in the mail next year with instructions containing the internet address to access those materials rather than receiving those proxy materials and the Annual Report by mail. Your consent will remain in effect unless it is revoked by writing to EQ Shareowner Services at the shareowner information address shown in Question 21 above.
If you consent to electronic access, then you will be responsible for your routine charges (e.g., online fees) in connection with electronic viewing and printing of proxy materials and Annual Reports. We will continue to distribute printed materials to shareowners who do not consent to access these materials electronically.
If your shares are held by a bank, broker or other record holder on your behalf, please refer to the information provided by such record holder for instructions on how to elect to view future proxy materials and Annual Reports over the Internet.
24.    Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials online. Accordingly, certain shareowners of record received a notice of internet availability of proxy materials. All such shareowners have the ability to access the proxy materials online on the website referred to in the notice, as described in the instructions on the notice. If you prefer to receive your proxy materials in printed form by mail or electronically by email on an ongoing basis, follow the instructions on the notice to make your request. We encourage shareowners to take advantage of the availability to access the proxy materials online to help reduce the cost and environmental impact of the circulation of proxy materials.
25.    When are shareowner proposals for the 2026 Annual Meeting due?
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (Rule 14a-8), all shareowner proposals to be considered for inclusion in our Proxy Statement for the 2026 Annual Meeting must be received at our principal office by December 2, 2025.
In addition, any shareowner who intends to present a proposal, including director nominations, at the 2026 Annual Meeting must comply with the requirements set forth in our Bylaws. Our Bylaws state, among other things, that to bring business before an Annual Meeting, a shareowner must give written notice that complies with the Bylaws to our Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Accordingly, we must receive notice of a shareowner’s proposal submitted other than pursuant to Rule 14a-8, including director nominations, on after January 16, 2026 and no later than February 15, 2026. If the notice is received after February 15, 2026, then the notice will be considered untimely, and we are not required to present such proposal or director nomination at the 2026 Annual Meeting. The persons named in the proxies solicited by the Board of Directors for the 2026 Annual Meeting will use their discretion to vote proxies in certain cases if the shareowner does not comply with this deadline and in certain other cases notwithstanding the shareowner’s compliance with these deadlines. In addition to satisfying the requirements of our Bylaws, including the notice deadlines set forth above and therein, to comply with the universal proxy rules, shareowners who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Securities Exchange Act of 1934, as amended.

ALLIANT ENERGY | 2025 Proxy Statement | 66

GENERAL INFORMATION
26.    Who is our independent registered public accounting firm and how is it appointed?
Deloitte & Touche LLP audited our financial statements for 2024. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will be given the opportunity to make a statement and to be available to respond to appropriate questions. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for 2025 and is recommending the appointment for ratification by shareowners.
27.    Who will bear the cost of soliciting proxies for the Annual Meeting and how will these proxies be solicited?
We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers and employees, who will not receive any additional compensation for these solicitation activities. We will pay banks, brokers, nominees and other fiduciaries reasonable charges and expenses incurred in forwarding the proxy materials to their principals. We have retained Innisfree to aid in the solicitation of proxies at an estimated cost of $17,500, plus reimbursable out-of-pocket expenses.
28.    If more than one shareowner lives in my household, how can I obtain an extra copy of the Proxy Statement and the 2024 Annual Report?
Pursuant to SEC rules, services that deliver our communications to shareowners who hold their shares through a bank, broker or other holder of record may deliver to multiple shareowners sharing the same address a single copy of our Annual Report and Proxy Statement. Upon written or oral request, we will mail an additional copy of the Proxy Statement and the 2024 Annual Report to any shareowner at a shared address to which a single copy of the document was previously delivered, and we will continue to do so in the future, if requested. You may call us at (800) 353-1089 or write to the address below to request a copy of our 2024 Annual Report on Form 10-K. You may also access these materials at www.alliantenergy.com/eproxy. In addition, shareowners who receive multiple copies of our Annual Report and Proxy Statement may request delivery of single copies by contacting us in the manner provided above.
We will furnish to any shareowner, without charge, a copy of our 2024 Annual Report on Form 10-K. To request a copy, write to Alliant Energy Shareowner Services at 4902 North Biltmore Lane, Madison, Wisconsin 53718 or via email at shareownerservices@alliantenergy.com.

ALLIANT ENERGY | 2025 Proxy Statement | 67

© 2025 Alliant Energy 13453644 WF 1226150 3/25 MJ

Alliant Energy

Powering Beyond

Alliant Energy

SHAREOWNER SERVICES
4902 N. BILTMORE LANE
MADISON, WI 53718

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:59 p.m. Central Time on May 15, 2025 for shares held directly and by 10:59 p.m. Central Time on May 13, 2025 for shares held in the 401(k) Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LNT2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 10:59 p.m. Central Time on May 15, 2025 for shares held directly and by 10:59 p.m. Central Time on May 13, 2025 for shares held in the 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by 10:59 p.m. Central Time on May 15, 2025 for shares held directly and by 10:59 p.m. Central Time on May 13, 2025 for shares held in the 401(k) Plan.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66333-P24644 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ALLIANT ENERGY CORPORATION

The Board of Directors recommends a vote "FOR" all the nominees listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, and "AGAINST" Proposal 4.

1. Election of Directors.

Nominees for terms ending in 2028:	For	Against	Abstain
1a. N. Joy Falotico	☐	☐	☐
1b. Thomas F. O'Toole	☐	☐	☐
1c. Christie Raymond	☐	☐	☐
2. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2025.	☐	☐	☐

	For	Against	Abstain
4. Shareowner Proposal Requesting Third-Party Evaluation of Greenhouse Gas Emissions Reduction Targets.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the shareowner.

If no direction is made, then the proxy will be voted "FOR" all nominees listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, and "AGAINST" Proposal 4, and in the discretion of the proxies upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V66334-P24644

ALLIANT ENERGY CORPORATION
2025 Annual Meeting of Shareowners
May 16, 2025 at 9:00 a.m. (Central Daylight Time)
This proxy is solicited on behalf of the Board of Directors of Alliant Energy Corporation.

The undersigned appoints Lisa M. Barton and Omar N. Chaudhary, or either of them, attorneys and proxies with the power of substitution to vote all shares of stock of Alliant Energy Corporation (the "Company"), held of record in the name of the undersigned (including any shares held or credited to the undersigned's account under the Company's Shareowner Direct Plan and the Alliant Energy Corporation 401(k) Savings Plan) at the close of business on March 17, 2025, at the Annual Meeting of Shareowners of the Company to be held as a virtual-only meeting, on May 16, 2025, at 9:00 a.m., Central Daylight Time and at all adjournments thereof, upon all matters that properly come before the meeting, including the matters described in the Company's Notice of Annual Meeting of Shareowners dated April 1, 2025 and accompanying proxy statement, subject to any directions indicated on the reverse side of this card. This proxy also serves as a voting instruction card to the trustee, Fidelity Management Trust Company, for shares, if any, held in the trust for the Alliant Energy Corporation 401(k) Savings Plan.

Please note there will be no physical location for the meeting. To attend the meeting live via the Internet, please go to *www.virtualshareholdermeeting.com/LNT2025* and have your 16-digit control number available to login. If you would like to listen to the audio of the meeting, please call 1-877-346-6110 and have your 16-digit control number available when requested.

Continued and to be signed on reverse side